As filed with the Securities and Exchange Commission on April 13, 2005
                          Registration No. 333-120807


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             AMENDMENT NO. 4 TO THE


                        FORM SB-2 REGISTRATION STATEMENT
                         UNDERTHE SECURITIES ACT OF 1933

                                 XACT AID, INC.

             (Exact Name of Registrant as Specified in Its Charter)

          NEVADA                           2834                  11-3718650
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)


                       5655 LINDERO CANYON ROAD, SUITE 106
                       WESTLAKE VILLAGE, CALIFORNIA 91362
                            TELEPHONE: (866) 922-8243
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                FEDERICO G. CABO
                             CHIEF EXECUTIVE OFFICER
                                 XACT AID, INC.
                       5655 LINDERO CANYON ROAD, SUITE 106
                       WESTLAKE VILLAGE, CALIFORNIA 91362
                            TELEPHONE: (866) 922-8243
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                          COPIES OF COMMUNICATIONS TO:
                             DARRIN M. OCASIO, ESQ.
                       Sichenzia Ross Friedman Ference LLP
                      1065 Avenue of the Americas, 21st Fl.
                            New York, New York 10018
                            Telephone: (212) 930-9700
                           Telecopier: (212) 930-9725

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                     CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Title of each class                          Proposed maximum    Proposed maximum
of securities to be        Amount to be      offering price      aggregate offering    Amount of
registered(1)              registered        per share           price                 registration fee(2)
----------------------------------------------------------------------------------------------------------
Common stock               2,001,000  (3)    $1.00               $2,001,000            $253.53
----------------------------------------------------------------------------------------------------------
Common stock underlying    6,000,000  (4)    $1.00               $6,000,000            $760.20
warrants
----------------------------------------------------------------------------------------------------------
Common stock underlying    3,636,362  (5)    $1.00               $3,636,362            $460.73
convertible notes
----------------------------------------------------------------------------------------------------------
Common stock                 400,000  (6)    $1.00               $ 400,000             $ 47.08
==========================================================================================================

Total Registration Fee                                                                 $1,521.54*
----------------------------------------------------------------------------------------------------------

* previously paid.

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable
(i) upon conversion of convertible notes, and the exercise of warrants by the selling stockholders, (ii) upon a spin-off distribution to the Addison-Davis Diagnostics, Inc., shareholders and (iii) pursuant to consulting agreements. We are also registering such additional shares of common stock as may be issued as a result of stock-splits, stock dividends and similar transactions pursuant to Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 200% of the number of shares of our common stock issuable upon conversion of the convertible notes and exercise of warrants. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Fee calculated in accordance with Rule 457 of the Securities Act.

(3) Represents shares of common stock that are owned by Addison-Davis Diagnostics, Inc., which are being registered for a spin-off distribution to the Addison-Davis Diagnostics, Inc. shareholders.

(4) Represents common stock that may be issued upon the exercise of common share purchase warrants.

(5) Represents common stock that may be issued upon the conversion of secured convertible notes.

(6) Represents common stock issuable under consulting agreements.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED APRIL 13, 2005


12,037,362 Shares of Common Stock, Including 2,001,000 Shares for a Spin Off Distribution

                                 XACT AID, INC.

This prospectus covers 12,037,362 shares of our common stock, including 2,001,000 shares of common stock owned by the Addison-Davis Diagnostics, Inc., which will be distributed to the shareholders of Addison-Davis Diagnostics, Inc.

The selling shareholders listed on page __of this prospectus are offering up to 10,036,362 shares of our common stock under this prospectus. The number of shares that the selling shareholders may sell are comprised solely of shares of common stock, some of which they will receive if they exercise warrants for the purchase of shares of common stock or the conversion of secured convertible notes. Through this prospectus, we are only registering the re-sale of the shares of common stock, including those to be issued upon the exercise of warrants.

Addison-Davis Diagnostics, Inc. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the distribution of its shares to its shareholders. The shareholders of Addison-Davis Diagnostics, Inc. receiving shares in the distribution by Addison-Davis Diagnostics, Inc. may be considered an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of the distributed shares.

There is currently no public market for the Xact Aid's securities. Until such time as a market price for our common stock is quoted on the OTC Bulletin Board, the selling shareholders will sell their shares at a price of $1.00 per share. Thereafter, they may sell their shares in public or private transactions, at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. The shares of common stock registered in this offering that are issuable upon the exercise of warrants are exercisable at a price per share equal to the closing price of the common stock on the date on which the common stock is first traded on the OTCBB discounted by 45.0%. If these warrants are fully exercised, we will receive approximately $1,650,000 from the exercise of the warrants.

Our common stock is not publicly traded. An application will be filed with the National Association of Securities Dealers (NASD) for the public trading of our common stock on the OTC Bulletin Board, but there is no assurance that our common stock will be quoted on the OTC Bulletin Board or any Exchange.

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK
                     SEE "RISK FACTORS" BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


The date of this prospectus is April __, 2005

                                 XACT AID, INC.
                                TABLE OF CONTENTS

                                    Page No.

Prospectus Summary .....................................................  3

Risk Factors ...........................................................  6

Forward Looking Statements ............................................. 13

Description of our Securities .......................................... 17

Selling Shareholders ................................................... 19

Plan of Distribution ................................................... 22

Legal Proceedings ...................................................... 24

Directors, Executive Officers, Promoters and Control Persons ........... 25

Security Ownership of Certain Beneficial Owners and Management ......... 27

Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities ........................................ 27

Our Business ........................................................... 29

Description of Property ................................................ 31

Management's Discussion and Analysis of Financial Condition
     and Results of Operations ......................................... 31

Financial Statements ................................................... 31

Certain Relationships and Related Transactions ......................... F-1

Market for Common Equity and Related Shareholder Matters ............... F-22

Executive Compensation ................................................. F-22

As used in this prospectus, the terms "we", "us", "our", and "Xact Aid" mean Xact Aid, Inc., unless otherwise indicated.

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS IMPORTANT INFORMATION ABOUT OUR BUSINESS AND ABOUT THIS OFFERING. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. PLEASE READ THE ENTIRE PROSPECTUS.

XACT AID, INC.

Xact Aid Products include wound-specific First Aid Packs for insect bites, minor burns, burns, scrapes, cuts and sprains which provide materials to clean, treat, dress and maintain a specific type of minor injury. We believe an over-the-counter, consumer based market exists for wound-specific first aid kits. Our Xact Aid products are now being marketed to a broad range of retail categories including chain pharmacies, convenience stores and include, among others, Ace Hardware, Target, Costco, CVS Pharmacy and Rite Aid Pharmacy. We also believe there is a strong secondary market opportunity for bundling, which would consist of packaging our products with another company's products, and private label product configuration for corporate promotion and fundraisings, which consists of corporate logos on our products which can be distributed to clients. We are in various stages of market development. These stages are comprised of initial, second and third meetings with over two dozen retailers to approve our products in their shelves plan.

PLANS TO BECOME A PUBLICLY TRADING COMPANY

On November 15, 2004, we acquired the Xact Aid line of first aid products for minor injuries from Addison-Davis Diagnostics, Inc. (F.K.A. QT 5, Inc.), our parent company . The Xact Aid assets, acquired were, including all goodwill appurtenant thereto, (a) inventory; (b) confidential and proprietary information relating to the Xact Aid products; (c) Seller's domain names including source codes, user name and passwords; (d) all designs and copyrights in connection with the Trademark; and (e) all records and materials relating to suppliers and customer list. In full consideration for all the acquired assets, we agreed to
(i) repay funds advanced by Addison-Davis Diagnostics, Inc. for our operating expenses from inception to September 30, 2004, which were repaid in November 2004 and December 2004 in the aggregate amount of $191,682; (ii) assume a promissory note issued to Xact Aid Investments in the amount of approximately $15,700 and (iii) issue to Addison-Davis Diagnostics, Inc. 2,000,000 shares of our common stock.

We plan to be spun-off from Addison-Davis Diagnostics, Inc., our parent company, and file an application on Form 211 with the NASD to have our securities traded on the Over-The-Counter-Bulletin Board.

2,001,000 shares of our common stock are held by Addison-Davis Diagnostics, Inc. Pursuant to this prospectus, Addison-Davis Diagnostics, Inc. will distribute all 2,001,000 shares of our common stock it owns to its shareholders. Shareholders of Addison-Davis Diagnostics, Inc. will receive shares of Xact Aid, Inc.'s common stock proportionate to their ownership of shares of Addison-Davis Diagnostics, Inc. as of the record date for the distribution. Fractional shares will be rounded up to the nearest whole number. The spin-off is being undertaken by Addison-Davis Diagnostics, Inc. to allow our management and the management of Addison-Davis Diagnostics, Inc. to focus on their respective businesses. As a result of the spin-off, our common stock may be publicly traded, and we believe that this will improve our access to the capital markets for additional growth capital. See "Spin-Off" on page __. We can offer no assurances that an active market for our securities will develop.

Addison-Davis Diagnostics, Inc. has indicated that it intends to distribute our common stock to its shareholders within 30 days after the registration statement is declared effective.

We will not receive any proceeds from the spin-off of the shares of common stock.

HOW TO CONTACT US

We maintain our principal offices at 5655 Lindero Canyon Road, Suite 106, Westlake Village, California 91362. Our telephone number at that address is
(866) 922-8243 and our facsimile number is (818) 338-1550.

NUMBER OF SHARES BEING OFFERED


This prospectus covers the resale by the selling stockholders named in this prospectus of (i) up to 3,636,362 shares of our common stock which may be issued to certain selling stockholders upon the conversion of principal and/or interest, under secured convertible notes, (ii) up to 6,000,000 shares of common stock which may be issued to the selling stockholders upon the exercise of outstanding common share purchase warrants issued in connection with the private placement of the secured convertible notes, (iii) 2,001,000 shares of common stock owned by the Addison-Davis Diagnostics, Inc. will be distributed to the shareholders of Addison-Davis Diagnostics, Inc., and (iv) 400,000 shares are being registered for other selling stockholders whose shares are issuable under consulting agreements which are included as exhibits in this filing. The selling stockholders may sell the shares of common stock in the public market, if one develops, or through privately negotiated transactions or otherwise. The selling stockholders may sell these shares of common stock through any means described in the section entitled "Plan of Distribution".


NUMBER OF SHARES OUTSTANDING

There were 2,001,000 shares of our common stock issued and outstanding as at April 13, 2005.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling stockholder. We will, however, incur all costs associated with this registration statement and prospectus.

                            SUMMARY OF FINANCIAL DATA

The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements from inception to the year ended June 30, 2004, and our reviewed financial statements for the six-month period ended December 31, 2004, (in each case including the notes to those financial statements) which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis" beginning on page __ of this prospectus


-----------------------------------------------------------------------------------------------------
                                      INCEPTION             FOR THE 6-MONTH        April 19, 2004
                                    (APRIL 19, 2004)         PERIOD ENDED            (Inception)
                                   TO JUNE 30, 2004         DECEMBER 31, 2004          through
                                       (AUDITED)              (UNAUDITED)        DECEMBER 31, 2004
-----------------------------------------------------------------------------------------------------
Revenue                                    None                    None                 None
-----------------------------------------------------------------------------------------------------
Net Loss for the Period                 $(64,967)               $(417,142)          $(482,109)
-----------------------------------------------------------------------------------------------------
Loss Per Share - basic and              $   0.03                $    0.21           $    0.24
diluted
-----------------------------------------------------------------------------------------------------

                                           AS AT                   AS AT
                                       JUNE 30, 2004           DECEMBER 31, 2004
                                         (AUDITED)               (UNAUDITED)
-----------------------------------------------------------------------------------------------------
Working Capital (Deficiency)             $(35,080)               $ 130,351
-----------------------------------------------------------------------------------------------------
Total Assets                             $350,527                $ 356,774
-----------------------------------------------------------------------------------------------------
Total Share Capital                      $ 35,801                $ 622,290
-----------------------------------------------------------------------------------------------------
Deficit                                  $(64,967)               $(482,109)
-----------------------------------------------------------------------------------------------------
Total Stockholders' Equity (Deficit)     $(29,166)               $ 140,181
-----------------------------------------------------------------------------------------------------

                                  RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, ALONG WITH THE OTHER MATTERS REFERRED TO IN THIS PROSPECTUS, BEFORE YOU DECIDE TO BUY OUR SECURITIES. IF YOU DECIDE TO BUY OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A RECENTLY FORMED BUSINESS WITH VERY LITTLE OPERATING HISTORY, THEREFORE YOU HAVE NO BASIS ON WHICH TO DETERMINE IF WE CAN BE SUCCESSFUL.

We were organized in April 2004 and have a very short history of operations. We only began the marketing of our wound-specific first aid products in May 2004 and are not certain that our products will generate significant revenues. During the year ended June 30, 2004 and for the six month period ended December 31, 2004 we incurred net losses of $64,967 and $417,142, respectively, with no revenues. Because we have a short operating history, you will have no basis upon which to accurately forecast our future operations, including sales, or to judge our ability to develop our business. If you purchase our securities, you may lose your entire investment.

BECAUSE WE HAVE NOT EARNED ANY REVENUES, THE SUCCESS OF OUR BUSINESS REQUIRES CONTINUED FUNDING. IF WE CANNOT RAISE THE MONEY WE NEED TO SUPPORT OUR OPERATIONS UNTIL WE EARN SIGNIFICANT REVENUES, WE MAY BE REQUIRED TO CURTAIL OR TO CEASE OUR OPERATIONS AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Our ability to develop our business depends upon our receipt of money to continue our operations while we introduce our products and a market for them develops. If this funding is not received as needed, it is unlikely that we could continue our business, in which case you would lose your entire investment.

In November and December of 2004, we received an aggregate in gross proceeds of $700,000 in financing with a commitment for an additional $300,000 in gross proceeds anticipated to be received within 5 days of the effective date of this prospectus. We believe that the aggregate $1,000,000 in proceeds from the above-described financings will allow us to continue our operations for a period of approximately six (6) months. Our burn rate is approximately $115,000 a month and we currently have enough cash to last us through March 31, 2005.

To the extent that we need more money than has been committed to us, we cannot assure you that additional financing will be available to us when needed, on commercially reasonable terms, or at all. If we are unable to obtain additional financing as needed, we may be required to curtail the manufacturing and marketing of our products and possibly cease our operations.

In addition, our independent accountants have included an explanatory paragraph in their report on our financial statements set forth in this prospectus stating that because of our development enterprise status and the significant losses and our working capital deficit there is substantial doubt that we can continue as a going concern. In the absence of revenue and profits, the consequences of our public accountants' going concern qualification may inhibit our ability to raise additional capital if and when needed, on commercially reasonable terms, or at all. If we do not generate revenue and profits and are unable to obtain additional financing as needed, we may be required to curtail the manufacturing and marketing of our products and possibly cease our operations.

WE ARE SUBJECT TO THE RISKS AND UNCERTAINTIES INHERENT IN NEW BUSINESSES. IF WE FAIL TO ACCURATELY FORECAST OUR CAPITAL NEEDS OR IF OUR PRODUCTS DO NOT EARN SIGNIFICANT REVENUES OUR BUSINESS COULD FAIL AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We are subject to the risks and uncertainties inherent in new businesses, including the following:

o Our projected capital needs may be inaccurate, and we may not have enough money to develop our business and bring our products to market as we planned;

o We may experience unanticipated development or marketing expenses, which may make it more difficult to develop our business and bring our products to market;

o Even if we are able to develop our products and bring them to market, we may not earn enough revenues from the sales of our products to cover the costs of operating our business.

If we are unsuccessful in our efforts to develop our business and if the products we provide do not produce revenues as we project, we are not likely to ever become profitable and we may be required to curtail some or all of our operations. If that happened you could lose your entire investment.

WE ARE DEPENDENT FOR OUR SUCCESS ON OUR CEO AND A CONSULTANT. THE LOSS OF EMPLOYMENT FROM EITHER COULD HAVE AN ADVERSE EFFECT ON OUR OPERATIONS.

Our future success will depend, to a significant degree, on the continued services of our Chief Executive Officer, Federico G. Cabo and our consultant Mark Levine, whose responsibilities include product development and marketing strategies. We have not had problems attracting or retaining any key employee or consultant in the recent past and do not anticipate such problems, although loss of the services of Mr. Cabo and/or Mr. Levine, if that were to occur, would have a material adverse effect on our business and operations.

We have an employment contract with Federico G.. Cabo, our Chief Executive Officer, which commenced September 14, 2004 and has a three year term continuing through September 13, 2007. Mr. Cabo's employment may be terminated for cause without further liability on our part other than for accrued but unpaid annual salary through the date of termination immediately upon written notice to Mr. Cabo. Mr. Cabo's employment may be terminated without cause (i) in the event of disability for a period of six (6) months or more, and shall be entitled to receive any accrued and unpaid base salary and any and all accrued earned but unpaid bonuses or benefits to which he is entitled on the date of such termination; (ii) immediately upon his death, in which case his and our obligations shall immediately cease, and Mr. Cabo's beneficiary or estate shall be entitled to receive any accrued but unpaid base salary and/or earned bonuses or benefits and his base salary for a period of ninety (90) days after the date of death; and (iii) at any time by Mr. Cabo with ninety (90) days written notice, in which case Mr. Cabo will be entitled to receive any accrued and unpaid base salary and any and all accrued earned but unpaid bonuses or benefits to which he is entitled on the date of such termination. We may terminate Mr. Cabo's employment at any time upon not less than ninety (90) days written notice. Mr. Cabo would be entitled to receive any accrued but unpaid base salary and/or earned bonuses or benefits on the date of such termination. In the event of termination within the first year of the term 200% of annual salary for the remainder of the term; termination within the second year of the term 150% of annual salary for the remainder of the term; and termination within the third year of the term 125% of annual salary for the remainder of the term.

There is no written consulting agreement with Mr Levine.

We currently do not have key life insurance for our Chief Executive Officer.

WE CANNOT GUARANTEE YOU THAT A MARKET WILL DEVELOP FOR OUR CURRENT WOUND-SPECIFIC FIRST AID PRODUCTS, THE ONLY PRODUCTS WE HAVE FOR SALE. IF A MARKET FOR OUR PRODUCTS DOES NOT DEVELOP, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

To our knowledge, there are no other wound-specific products available that are packaged and presented like ours. However, we must be able to successfully differentiate our products from other stand-alone first aid products. We plan to develop a market for our products by presenting our products as more complete wound-specific first aid kits treating most common minor injuries. We have and continue to highlight our easy-to-follow multi language instructions and packaging which clearly notes the contents and benefits of the specific treatment. It will, however, take time to establish our brand and we will be competing in a marketplace with more recognized and established brands and against larger and more financially able companies. We cannot assure you that we can develop a market for these products. Our inability to successfully develop a market for these products will have a material adverse effect on our business, operating results and financial condition and would render your investment worthless.

IF WE ARE UNABLE TO COMPETE, OUR REVENUES AND NET PROFITABILITY WILL BE REDUCED Our major competitors in the first aid kit category are Johnson & Johnson, Curad, 3M and First Aid Only. Presently, theses companies have resources, which are greater than ours and we expect that we will have to compete with them from a sales price point of view. Also once we have customer acceptance of our products we can expect that these larger companies will try to copy our products. This could be particularly true outside of the U.S. where we do not presently have any trademark protection.

WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN DEVELOPING AND
COMMERCIALIZING OTHER PRODUCTS. IF WE DO NOT DEVELOP AND COMMERCIALIZE OTHER PRODUCTS, AND IF OUR CURRENT WOUND-SPECIFIC FIRST AID PRODUCTS CANNOT BE SUCCESSFULLY MARKETED, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Our ability to successfully develop any additional products is uncertain. Potential new products may require additional research, development, testing, regulatory approval and additional investment prior to their commercialization, which may not be successful. There can be no assurance that we can develop commercially successful products. This means that the value of your investment would be dependent upon whether or not our current line of products are commercially successful and generates substantial revenues. We cannot assure you this will happen. If our current line of products are not commercially successful and we have no other products to market, you could lose your entire investment.

WE COULD BE SUBJECT TO PRODUCT LIABILITY CLAIMS. OUR INSURANCE MAY NOT BE ADEQUATE TO PAY SUCH CLAIMS. IF WE WERE REQUIRED TO PAY A CLAIM, OUR BUSINESS AND FINANCIAL CONDITION COULD BE ADVERSELY EFFECTED AND YOUR INVESTMENT MAY DECLINE IN VALUE.

Liability might result from claims made by consumers who purchase our products. We intend to carry product liability insurance in amounts that we believe to be adequate, but we can give no assurance that such insurance will remain available at a reasonable cost or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. The obligation to pay any product liability claim could have a material adverse effect on our business and financial condition and could cause the value of your investment to decline.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR TRADEMARK OR WE COULD BECOME INVOLVED IN LITIGATION WITH OTHERS REGARDING OUR TRADEMARK. EITHER OF THESE EVENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

We rely on a combination of trademark laws, nondisclosure, trade secret and other contractual measures to protect our proprietary rights in our products. However, we cannot assure you that these provisions will be adequate to protect our proprietary rights. In addition, the laws of certain foreign countries do not protect trademark property rights to the same extent as the laws of the United States.

On August 30, 2004, we filed a Trademark Application with the Commissioner for Trademarks for a mark consisting of "Xact Aid." Only one Trademark Application was filed. Although we believe that our intellectual property does not infringe upon the proprietary rights of third parties, others may claim that we have infringed on their products.

If we were to become involved in disputes regarding the use or ownership of intellectual property rights, we could incur substantial costs in defending or prosecuting any such action and the defense or prosecution of the action would likely result in a diversion of management resources. In addition, in order to settle such an action we could be required to acquire licenses from others or to give licenses to others on terms that are not beneficial to us. Any dispute relating to our intellectual property could have a material adverse effect on our business.

                RISKS ASSOCIATED WITH OWNERSHIP OF OUR SECURITIES

THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK. WITHOUT A TRADING MARKET, PURCHASERS OF THE SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is a presently no publicly-quoted market price for our common stock and as a result our stock price could be extremely volatile. We have applied for listing of our common stock on the OTC Bulletin Board, and in the future a limited trading market for our common stock may develop. There can be no assurance that our common stock will be approved for trading on the OTC Bulletin Board or any other market, or that if approved for trading that a regular trading market for our common stock will ever develop be sustained. If for any reason our common stock is not listed on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock.

Consequently, our stock price, if and when publicly-traded, is likely to be volatile and is likely to continue to be volatile. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. The institution of such litigation against us could result in substantial costs to us and a diversion of our management's attention and resources.

EVEN IF PUBLICLY-TRADED IN THE FUTURE, OUR COMMON STOCK MAY BE SUBJECT TO "PENNY STOCK" RESTRICTIONS.

If our common stock becomes publicly-traded and our stock price remains at less than $5, we will be subject to so-called penny stock rules which could decrease our stock's market liquidity.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. If you are a victim of securities fraud, you have rights and remedies under state and federal laws, which include rescission and compensatory damages. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THERE ARE A SIGNIFICANT NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE NOTES, AND WARRANTS AND THE EXERCISE AND SALE OF THESE SHARES MAY CAUSE THE PRICE OF OUR STOCK TO DROP AND MAY SUBJECT OUR CURRENT SHAREHOLDERS TO SIGNIFICANT DILUTION

The conversion of outstanding secured convertible notes and the exercise of outstanding warrants will dilute the percentage ownership of our other stockholders and could cause the market price of our common stock to drop.

As of March __, 2005, there were outstanding notes, and warrants to purchase an aggregate of 3,550,000 shares of our common stock, which represents _% of our outstanding stock on a fully-diluted basis. The exercise or conversion of outstanding warrants or secured convertible notes will dilute the percentage ownership of our other stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of our convertible securities is essentially limitless.

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures, based on market prices 25%, 50% and 75% below an assumed market price of $1.00.

                                           With             Number of Shares      Percentage of
% Below Market    Price Per Share      Discount of 45%         Issuable         Outstanding Stock
--------------    ---------------      ---------------      ----------------    -----------------
     25%              $0.75               $0.4125               2,424,242              55%
     50%              $0.50               $0.2750               3,636,363              65%
     75%              $0.25               $0.1375               7,272,727              78%

As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The convertible debentures are convertible into shares of our common stock at a 45% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

In November 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 10% interest, one year from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $700,000 convertible debentures outstanding, the investor is obligated to purchase additional convertible debentures in the gross amount of $300,000. In addition, any event of default as described in the convertible debentures could require the early repayment of the convertible debentures, including a default interest rate of 15% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO THE SPIN-OFF DISTRIBUTION

Addison-Davis Diagnostics, Inc., SHAREHOLDERS MAY WANT TO SELL THEIR XACT AID, INC. SHARES AFTER THEY ARE RECEIVED IN THE SPIN-OFF DISTRIBUTION AND THIS COULD ADVERSELY AFFECT THE MARKET FOR OUR SECURITIES

Addison-Davis Diagnostics, Inc. will distribute 2,001,000 shares of our common stock to its shareholders in the spin-off distribution. Management of Addison-Davis Diagnostics, Inc. made the decision to invest in us without shareholder approval and the shareholders of Addison-Davis Diagnostics, Inc. will now be our shareholders may not be interested in retaining their investment in us. Since Addison-Davis Diagnostics, Inc. shareholders will receive registered shares in the distribution, they will generally be free to resell their shares immediately upon receipt. If any number of Addison-Davis Diagnostics, Inc. shareholders offer their shares for sale, the market for our securities could be adversely affected.

                           FORWARD LOOKING STATEMENTS

The federal securities laws provide a safe harbor for certain forward-looking statements made by companies that are subject to the reporting requirements of
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934. This safe harbor does not protects us from liability in a private action arising under either the Securities Act of 1933 or the Securities Exchange Act of 1934 for forward-looking statements that are identified as such and accompanied by meaningful cautionary statements, or are immaterial.

This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "predict," "potential," "continue," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," or the negative of these terms or other comparable terminology. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including for example, our inability to obtain financing when and if we need it and other factors, many of which may be outside our control. Consequently, you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail under the sections titled, "Risk Factors" and "Management Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus.

                                  THE SPIN-OFF

RECORD DATE           Shareholders of Addison-Davis Diagnostics, Inc. will
                      receive shares of Xact Aid, Inc.'s common stock proportionate to their ownership of Addison-David
                      Diagnostics, Inc. as of the record date for the distribution.

RECORD HOLDERS Addison-Davis Diagnostics, Inc. currently has approximately 2,400 shareholders and Xact Aid currently has one shareholder of record. Following the distribution, Xact Aid will have approximately 2,400 shareholders.

PROSPECTUS            A copy of this prospectus will accompany each certificate
                      being distributed to Addison-Davis Diagnostics, Inc.
                      shareholders on the distribution date.

DISTRIBUTION          DATE 2,001,000 shares of Xact Aid common stock will be
                      delivered by Addison-Davis Diagnostics, Inc. to American
                      Stock Transfer Company, the distribution agent, within ten days of the date of this prospectus and the distribution agent will distribute the share certificates to Addison-Davis Diagnostics, Inc. shareholders (along with a copy of this prospectus), within thirty days thereafter.

LISTING AND TRADING   There is currently no public market for our shares. Upon
                      completion of this distribution, our shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market. An application will be filed with the National Association of Securities
                      Dealers (NASD) for the public trading of our Common Stock on the OTC Bulletin Board, but there is no assurance that the our common stock will be quoted on the OTC Bulletin
                      Board. Even if a market develops for our common shares, we can offer no assurances that the market will be active, or that it will afford our common shareholders an avenue for selling their securities. Many factors will influence the market price of our common shares, including the depth and liquidity of the market which develops, investor perception of our business, general market conditions, and our growth prospects.

                    BACKGROUND AND REASONS FOR THE SPIN-OFF.

Xact Aid, Inc. was formed on April 19, 2004 by Addison-Davis Diagnostics, Inc.

Xact Aid incurred $69,251 in operating losses for the period from its inception to its fiscal year ended June 30, 2004, and an operating loss of $417,142 in the six month period ended December 31, 2004. As Xact Aid continues to grow its product lines, accumulate inventory and produce revenue, Xact Aid will require additional capital. Management believes that the spin-off and the resulting status of Xact Aid as a publicly traded company will provide Xact Aid with additional opportunities to access the public equity markets for growth capital.

Addison-Davis Diagnostics, Inc. is a publicly-traded company (OTCBB: QTFI) engaged in the business of developing and marketing various rapid-test devices and quantitative testing analyzers to determine the presence of certain drugs and diseases. As a result of its investment in Xact Aid, Addison-Davis Diagnostics, Inc. has been focused on two lines of business: (i) developing and marketing various rapid-test devices and quantitative testing analyzers to determine the presence of certain drugs and diseases, the primary line of business for Addison-Davis Diagnostics, Inc.; and (ii) the development and marketing of the Xact Aid products. By spinning off its Xact Aid shares to its shareholders, Addison-Davis Diagnostics, Inc. will be in a better position to focus its efforts on making a profit in its own primary business activity. Although Xact Aid, Inc. utilizes some of Addison-Davis Diagnostics, Inc.'s administrative personnel and general office facilities, the spin-off will relieve Addison-Davis Diagnostics, Inc. from marketing and developing Xact Aid products and allow Xact Aid to expand and develop separately (i.e. utilizing the addition and direction of their own CEO and the procurement of their own financing).

The spin-off will leave Addison-Davis Diagnostics, Inc. with zero shares of Xact Aid.

                      MECHANICS OF COMPLETING THE SPIN-OFF.

Within ten days of the date of this Prospectus, Addison-Davis Diagnostics, Inc. will deliver 2,001,000 shares of our common stock to the distribution agent, American Stock Transfer, to be distributed to the shareholders of Addison-Davis Diagnostics, Inc. in proportion to their stock ownership in Addison-David Diagnostics, Inc.

If you hold your Addison-David Diagnostics, Inc. shares in a brokerage account, your Xact Aid shares of common stock will be credited to that account. If you hold your Addison-David Diagnostics, Inc. shares in certificated form, a certificate representing shares of your common stock will be mailed to you by the distribution agent. The mailing process is expected to take about thirty days.

No cash distributions will be paid. Although the shares shall be distributed to the shareholders of Addison-David Diagnostics, Inc. in proportion to their stock ownership in Addison-Davis Diagnostics, Inc., fractional shares will be rounded up to the nearest whole number, therefore, no fractional shares will be issued. No shareholder of Addison-David Diagnostics, Inc. is required to make any payment or exchange any shares in order to receive our common shares in the spinoff. Addison-David Diagnostics, Inc. will bear all of the costs of the distribution, and Xact Aid is bearing the costs of this registration statement.

                        TAX CONSEQUENCES OF THE SPIN-OFF.

We have not requested and do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax free spin-off under United States tax laws.

The distribution of the Xact Aid stock to Addison-David Diagnostics, Inc. shareholders will constitute a dividend, taxable as ordinary income, in an amount equal to the fair market value of the Xact Aid stock on the date of the distribution, as determined in good faith by Addison-David Diagnostics, Inc. If required by the tax laws, the distribution will be reported to the Internal Revenue Service on Form 1099-DIV. The tax impact of the distribution on Addison-David Diagnostics, Inc. is not anticipated to be significant.

                                 USE OF PROCEEDS

We will not receive any proceeds from the spin-off distribution of the Xact Aid common stock to shareholders of Addison-David Diagnostics, Inc. or from the sale of the shares of the common stock by the selling shareholders pursuant to this prospectus. If the holders of the warrants exercise the warrants, the holders are required to pay the exercise price to us in cash. If all of the warrants are exercised, we estimate that the total proceeds we will receive from the exercise of these warrants will be $1,650,000. The exercise price per share for the warrants is equal to the closing price of the common stock on the date on which the common stock is first traded on the OTCBB discounted by 45.0%. We are assuming $1.00 market price for our common stock. The approximate proceeds of $1,650,000 that we may receive from the exercise of the warrants is calculated by multiplying 3,000,000, the total number of warrants issued, by 45.0% of $1.00 or $0.55 per share. We will use any proceeds from the exercise of the warrants for working capital and general corporate purposes.

                                 DIVIDEND POLICY

We do not intend to pay dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings to finance the growth and development of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, results of operation, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

                         DETERMINATION OF OFFERING PRICE

The spin-off distribution described in this Prospectus is a spin-off dividend distribution of Xact Aid common stock owned by Addison-David Diagnostics, Inc. Addison-David Diagnostics, Inc. will distribute all 2,001,000 shares that it owns to its own shareholders within thirty days after the date of this prospectus. We are also registering (i) 9,636,362 shares of our common stock underlying warrants and secured convertible notes and (ii) 400,000 shares underlying consulting agreements for resale by the selling shareholders. No new shares are being sold in this distribution and selling shareholders' registration statement. There is currently no public market for our securities. Until such time as a market price for our common stock is quoted on the OTC Bulletin Board, the selling shareholders will sell their shares at a price of $1.00 per share.

Thereafter, they may sell their shares in public or private transactions, at prevailing market prices or at privately negotiated prices. Upon completion of the distribution and registration of shares for resale by the selling shareholders, Xact Aid common stock may be traded in the over the counter market if one or more market makers elect to make a market in Xact Aid securities. We can provide no assurances of the price at which Xact Aid common stock will trade if a market for its securities develop, nor can we provide any assurances that a market will develop.

                   CERTAIN MARKET INFORMATION AND MARKET RISKS

Our common stock has never been publicly-traded. Selling stockholders will sell their shares at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board or other exchange. An application has been filed with the National Association of Securities Dealers (NASD) for a public quotation of our common stock on the OTC Bulletin Board market but there is no assurance that our common stock will be approved for trading in that market or on any other Exchange. In the event that a publicly-traded market for our common stock is established, the selling stockholders may sell their shares at either market-established prices or privately-negotiated prices. If a market does develop, the price of our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in our securities, may have a significant impact on the market price of our common stock.

                          DESCRIPTION OF OUR SECURITIES

COMMON STOCK AND RIGHTS OF COMMON SHAREHOLDERS

The securities being offered by the selling shareholders are shares of our common stock. We are authorized by our articles of incorporation, as amended, to issue 100,000,000 shares of common stock, $0.001 par value. Our common stock is currently not traded on any public exchange or over-the-counter bulletin board.

Holders of the common stock are entitled to one vote per share on all matters subject to shareholder vote. If the board of directors were to declare a dividend out of funds legally available therefore, all of the outstanding shares of common stock would be entitled to receive such dividend. We have never declared dividends and we do not intend to declare dividends in the foreseeable future. If we were liquidated or dissolved, holders of shares of our common stock would be entitled to share ratably in assets remaining after satisfaction of our liabilities. Holders of our common stock do not have cumulative voting rights.

10% CALLABLE CONVERTIBLE NOTES

On November 10, 2004, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 10% Callable Secured Convertible Notes ("November 2004 Callable Notes"). We received the first tranche in the gross amount of $400,000 on November 12, 2004, the second tranche in the gross amount of $300,000 on December 10, 2004 and will receive the balance in the gross amount of $300,000 upon the date, this prospectus becomes effective. Accordingly, as of date we have only issued $700,000 worth of November 2004 Callable Notes and have received $700,000 in gross proceeds. The November 2004 Callable Notes are due two years from the date of issuance and $66,667 will be retained by the accredited investors for interest payments due for the initial eight months of the term. Prepayment of eight months of interest is a requirement of the November 2004 Callable Convertible Note financing. Such prepayment is required to be paid with the funding of each tranche. The total prepayment of interest at the rate of 10% per annum for an eight month period on the entire $1,000,000 financing equals $66,667. The amount of interest already prepaid on the $700,000 of gross funds received in November 2004 and December 2004 was $40,667 (10% times $700,000 for an 8 month period). Upon funding of the remaining $300,000 tranche, an additional $20,000 of prepaid interest will be paid, making the total prepaid interest $66,667.The November 2004 Callable Notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of (i) $1.00 or (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by forty five percent (45%).

In the event we breach one or more of our covenants, representations or warranties, we may be obligated to pay liquidated damages as defined in the agreements. The November 2004 Callable Notes are callable by the Borrower by making a cash payment ranging from 130% to 150% of the amounts borrowed plus accrued interest, as defined. The November 2004 Callable Notes are collateralized by substantially all of our assets. We are required to register shares of our common stock to cover 200% of the common shares issuable upon conversion of all of the November 2004 Callable Notes.

We are registering 3,636,363 shares of our common stock in this filing to cover the conversion of the November 2004 Callable Notes. The November 2004 Callable Notes are convertible into shares of our common stock at any time at the option of the holder by faxing a conversion notice to us.

In connection with the November 2004 Callable Notes, we will incur issuance costs of $50,000, which will be recorded as deferred financing costs. We will amortize the deferred financing cost to interest expense using the straight-line method and record the remaining unamortized portion to additional paid-in capital when the related debenture is converted into our common stock.

WARRANTS EXERCISABLE INTO COMMON STOCK

In connection with the November 2004 Callable Notes, we also issued 3,000,000 warrants, which we will refer to in this prospectus as the "Callable Note Warrants". The Callable Note Warrants were issued at the first closing and are exercisable at an exercise price per share equal to the closing price of the common stock on the date on which the common stock is first traded on the OTCBB discounted by 45.0%. The Callable Note Warrants expire five years from the date of issuance. By exercising the Callable Note Warrants, each holder of the November 2004 Callable Notes is entitled to purchase one share of common stock per warrant. We are required to register shares of our common stock to cover 200% of the common shares issuable upon exercise of the Callable Note Warrants.

We are registering 6,000,000 shares of our common stock in this filing to cover the issuance of common shares issuable upon exercise of the Callable Note Warrants.

In connection with the issuance of detachable warrants and the beneficial conversion feature of the November 2004 Callable Notes we have recorded the following in connection with the issuance of detachable warrants and the beneficial conversion feature of the November 2004 callable notes. We have provided a debt discount of $641,027. We are amortizing the discount using the effective interest method through November 12, 2006. We are immediately recording corresponding unamortized debt discount related to the beneficial conversion feature as interest expense and related to the detachable warrants as additional paid in capital when the related debenture is converted into our common stock.

                              SELLING SHAREHOLDERS


This prospectus relates to the offer and sale by the following selling stockholders of the indicated number of shares, all of which are issuable pursuant to warrants and/or convertible notes held by these selling stockholders with the exception of Mr. Savino and Mr. Kirk, who will receive 200,000 shares each underlying consulting agreements. The consulting agreements were entered into on November 17, 2004 to utilize the skills and expertise of the consultants to provide executive and financial advisory services. The term of each agreement is for a 360 day period commencing November 17, 2004. Each agreement may be cancelled by either of the parties after 90 days with a 30 day notice in writing. No notice of cancellation has been sent or received by either party of either agreement as of the date of this filing. Compensation to the consultants pursuant to the agreements is payment of $15,000 in cash each, which was paid in November 2004 and a commitment to issue to each consultant 200,000 registered free-trading shares of the Company's common stock on or before April 15, 2005, to be issued in such a manner so that each consultant shall at no time own in excess of 9.9% of the Company's issued and outstanding shares at the time of such issuance.


None of the following selling stockholders have held any position or office within our company, nor has had any other material relationship with us in the past three years, other than in connection with transactions pursuant to which the selling stockholders acquired convertible notes and warrants.

AJW PARTNERS, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. NEW MILLENNIUM CAPITAL PARTNERS II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners II, LLC. AJW OFFSHORE, LTD., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore, Ltd. AJW QUALIFIED PARTNERS, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

-------------------------------------------------------------------------------------------------------------------------------
                                             Total
                        Total Shares of    Percentage
                         Common Stock      of Common                                                               Percentage
                         Outstanding or      Stock,                                                   Beneficial   of Common
                         Issuable Upon      Assuming                   Beneficial    Percentage of    Ownership    Stock Owned
                         Conversion of        Full         Shares      Ownership     Common Stock     After the      After
                         Notes and/or     Conversion/    Included in   Before the    Owned Before     Offering     Offering
        Name               Warrants        Exercise(2)   Prospectus      Offering      Offering         (3)           (3)
-------------------------------------------------------------------------------------------------------------------------------
AJW Qualified
Partners, LLC (1)           1,975,454 (4)      49.67%       3,950,909      105,094        4.99%           --            --
-------------------------------------------------------------------------------------------------------------------------------
AJW Offshore, Ltd. (1) (5)  1,975,454          49.67%       3,950,909      105,094        4.99%           --            --
-------------------------------------------------------------------------------------------------------------------------------
AJW Partners, LLC (1)         770,909 (6)      27.81%       1,541,817      105,094        4.99%           --            --
-------------------------------------------------------------------------------------------------------------------------------
New Millennium
Capital Partners II,
LLC (1)                        96,364 (7)       4.59%         192,727      105,094        4.99%           --            --
-------------------------------------------------------------------------------------------------------------------------------
Dan Savino (8)                     --             --          200,000      200,000        8.30%           --            --
-------------------------------------------------------------------------------------------------------------------------------
Ben Kirk (9)                       --             --          200,000      200,000        8.30%           --            --
-------------------------------------------------------------------------------------------------------------------------------


The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Represents common stock that potentially may be issued: (a) upon the conversion of the secured convertible notes maturing November 9, 2006; and (b) upon the exercise of common share purchase warrants issued to the named selling stockholders as a purchaser of the secured convertible notes, and exercisable until November 9, 2009 at an exercise per share equal to the closing price of the common stock on the date on which the common stock is first traded on the OTCBB discounted by 45.0%. Each of the secured convertible notes and the share purchase warrants contains a contractual restriction on beneficial share ownership. It provides that the holder may not convert the secured convertible note, or exercise the warrant, to the extent that the conversion of the debenture, or the exercise of the warrants, as the case may be, would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our then issued and outstanding shares of common stock. For the purposes of this table, any contractual restriction on the number of securities the selling stockholders may own at any point in time has been disregarded. Pursuant to a registration rights agreement, we have agreed to register under the Securities Act of 1933, as amended, 200% of the shares of our common stock issuable upon conversion of the secured convertible notes, and 200% of the shares of our common stock issuable upon exercise of the related warrants. The number of shares set forth in the table for this selling stockholder represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon conversion of the notes and exercise of the related warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

AJW PARTNERS, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. NEW MILLENNIUM CAPITAL PARTNERS II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners II, LLC. AJW OFFSHORE, LTD., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Offshore, Ltd. AJW QUALIFIED PARTNERS, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(2) A total of 2,001,000 shares of common stock were issued and outstanding as of April 13, 2005. Accordingly, the percentages shown are based on 12,037,362 total issued and outstanding shares, on the assumption that all of the 9,636,362 shares of common stock offered pursuant to this prospectus are sold.

(3) Assumes that all securities registered will be sold.

(4) Represents shares of common stock underlying an aggregate of $410,000 principal amount convertible notes and 1,230,000 shares underlying warrants exercisable at an exercise price per share equal to the closing price of the common stock on the date on which the common stock is first traded on the OTCBB discounted by 45.0%. We calculated the number of shares listed on the table based upon a closing price of $1.00 per share.

(5) Represents shares of common stock underlying an aggregate of $410,000 principal amount convertible notes and 1,230,000 shares underlying warrants exercisable at an exercise price per share equal to the closing price of the common stock on the date on which the common stock is first traded on the OTCBB discounted by 45.0%. We calculated the number of shares listed on the table based upon a closing price of $1.00 per share.

(6) Represents shares of common stock underlying an aggregate of $160,000 principal amount convertible notes and 480,000 shares underlying warrants exercisable at an exercise price per share equal to the closing price of the common stock on the date on which the common stock is first traded on the OTCBB discounted by 45.0%. We calculated the number of shares listed on the table based upon a closing price of $1.00 per share.

(7) Represents shares of common stock underlying an aggregate of $20,000 principal amount convertible notes and 60,000 shares underlying warrants exercisable at an exercise price per share equal to the closing price of the common stock on the date on which the common stock is first traded on the OTCBB discounted by 45.0%. We calculated the number of shares listed on the table based upon a closing price of $1.00 per share.

(8) Mr. Savino is a consultant who may receive 200,000 shares of common stock pursuant to a consulting agreement.

(9) Mr, Kirk is a consultant who may receive 200,000 shares of common stock pursuant to a consulting agreement.

                              PLAN OF DISTRIBUTION

This prospectus covers 12,037,362 shares of our common stock, including the spin off distribution of 2,001,000 shares of our common stock owned by Addison-Davis Diagnostics, Inc. The distribution by Addison-Davis Diagnostics, Inc. of all 2,001,000 shares of our common stock to Addison-Davis Diagnostics, Inc. shareholders will be accomplished by direct mail upon effectiveness of the registration statement of which this prospectus is a part. The mechanics of the Addison-David Diagnostics, Inc. dividend distribution will be performed by its transfer agent, American Stock Transfer & Trust.. See "The Spin-Off" at page 1.

The selling shareholders will sell their shares in public or private transactions at an initial price of $1.00 per share. Until such time as a market price for our common stock is quoted on the OTC Bulletin Board, selling shareholders may sell at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. The shares of common stock registered in this offering that are issuable upon the exercise of warrants are exercisable at an exercise price per share equal to the closing price of the common stock on the date on which the common stock is first traded on the OTCBB discounted by 45.0%. If these warrants are fully exercised, we will receive approximately $1,650,000 from the exercise of the warrants assuming an exercise price of $0.55 per share (i.e. assuming market price of $1.00 discounted by 45%).

The shares of common stock being offered by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the applicable exchange;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions;

(f) market sales (both long and short to the extent permitted under the federal securities laws);

(g) at the market to or through market makers or into an existing market for the shares;

(h) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(i) a combination of any aforementioned methods of sale.

In the event of the transfer by the selling stockholder of its shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by a selling stockholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

Addison-Davis Diagnostics, Inc. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the distribution of its shares to its shareholders. The shareholders of Addison-David Diagnostics, Inc. receiving shares in the distribution by Addison-David Diagnostics, Inc. may be considered an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of the distributed shares.

A selling stockholder and any broker-dealers or agents that participate with that selling stockholder in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

From time to time, a selling stockholder may pledge its shares of common stock pursuant to the margin provisions of its customer agreements with its brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event a selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholder, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

                                LEGAL PROCEEDINGS

None.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and a description of the positions held by our directors, executive officers and key employees are as follows:

      NAME             AGE                    POSITION(S)
      ----             ---                    -----------

Federico G. Cabo        59      Chief Executive Officer, Chief Financial Officer
                                  and Director

Fred De Luca            74      Director and Secretary

Mark Levine             49      Consultant

There are no family relationships between any directors and executive officers.

The size of our Board of Directors is currently fixed at two members. Members of the Board serve until the next annual meeting of shareholders and until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board.

None of our directors or executive officers has, during the past five years,

o had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

o been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

o been subject to any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

o been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

FEDERICO G. CABO. Chief Executive Officer, Chief Financial Officer and Director. In 1970, Mr. Cabo began his series of entreprenureal successes by founding Cabo Distributing Co., a beer, wine and spirits distribution company, which through his leadership became the leader in sales of Mexican beer brands which included Corona, Carta Blanca, Dos Equis, Bohemia, Pacifico and others. He sold the company in 1998 when annual sales had reached $20 million. He then transitioned from distribution to production and in February 1998 co-founded American Craft Brewing Co. (Ambrew), where he served as Director and was majority shareholder of this public company. In June 1998 he also founded Fabrica de Tequilas Finos S.A., a tequila distilling company located in Tequila, Jalisco, Mexico, selling premium tequila to a network of wholesalers throughout the U.S., Canada and Europe. Mr. Cabo served as President of this company from inception to the present date. In August 1998 he expanded his activity in production and distribution by serving as Director and President of Cerveceria Mexicana S.A. de C.V., the 3rd largest brewery in Mexico, which was sold to Coors Brewing Co. in May 2000. From May 2000 to September 2004, the date that he joined Xact Aid as Chief Executive Officer, Mr. Cabo continued his service as president of Fabrica de Tequilas Finos S.A., a tequila distributing company selling to a network of wholesalers throughout the U.S., Canada and Europe. Mr. Cabo graduated as a Civil Engineer from the Universidad Nacional Autonoma De Mexico (UNAM) in 1967, and was employed through 1969 as a Special Applications Engineer at ITT Barton, a liquid gas level and gas flow instrumentation company.

FRED DELUCA. Secretary and Director. Mr. De Luca practiced corporate law over a twenty nine year period until retiring in June 1989 toserve as legal consultant and director to various private and publicly traded companies. From July 1999 until January 2003, Mr. DeLuca served as Secretary and was a legal consultant to Quicktest 5, Inc. In January 2003, Quicktest 5, Inc. was the surviving company of a merger with a public company and became Addison-Davis Diagnostics, Inc., the predessor company. He continued to serve as Secretary and legal consultant to Addison-Davis Diagnostics, Inc. from January 2003 to the present. In addition, in September 2004 he became a director of Addison-Davis Diagnostics, Inc. From July 1995 to the present, Mr. DeLuca has also served as Secretary, director and consultant to Sound City Entertainment Group . From September 1989 to the present, Mr. DeLuca was and is a consultant to Automotive Racing Products. Mr. De Luca earned his undergraduate degree at University California Los Angeles (UCLA) and his law degree at Southwestern University School of Law.

MARK LEVINE. Consultant. Mr. Levine, 49 years of age, has approximately twenty years experience in the development and marketing of medical disposable products. From June 1998 to June 2002, Mr. Levine was Vice President of Sales and Marketing for Solis Print, a competitive participant in the high quality printing industry. From July 2002 until April 2004, Mr. Levine was President of Xact Aid Investments, a company which developed a range of color-coded wound specific first aid kits. In April 2004, the assets and business operations of Xact Aid Investments were sold to Addison-Davis Diagnostics, Inc. (F.K.A. QT 5, Inc.) and from April 2004 to the present Mr. Levine was and is a consultant rendering development and marketing services to Xact Aid Inc., a wholly owned subsidiary of Addison-Davis Diagnostics, Inc.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, information regarding the beneficial ownership of our common stock before the offering with respect to each of our executive officers, each of our directors, each person known by us to own beneficially more than 5% of our common stock, and all of our directors and executive officers as a group. The term "executive officer" is defined as the Chief Executive Officer, President and the Chief Financial Officer. Each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.


------------------------------------------------------------------------------------------------
                                                                     Number of        Percentage
                                                                       Shares         Ownership
  Title of Class of                                                 Beneficially
       Security                   Name and Address(1)                 Owned(2)
------------------------------------------------------------------------------------------------
Common Stock            Federico G. Cabo (1)(3)(4)                        None            0
Common Stock            Fred De Luca(1)(4)                                None            0
Common Stock            Addison-Davis Diagnostics, Inc.(2)(5)        2,001,000          100.0%
Common Stock            Dan Savino (6)                                 200,000            8.3%
Common Stock            Ben Kirk (6)                                   200,000            8.3%

                        All Officers and Directors (2 persons)            None            0
------------------------------------------------------------------------------------------------



(1) The address for Mr. Cabo and Mr. DeLuca is c/o Xact Aid, Inc., 5655 Lindero Canyon Rd., Ste 106, Westlake Village, CA 91362.

(2) The address for Addison-Davis Diagnostics, Inc. is 5655 Lindero Canyon Road, Suite 120, Westlake Village, California 91362.

(3)   Executive Officer.

(4)   Director.

(5)   5% Shareholder.


(6) Messrs. Savino and Kirk are to receive 200,000 shares each pursuant to consulting agreements.



                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  ORGANIZATION

CORPORATE HISTORY

Xact Aid, Inc. was formed in the State of Nevada on April 19, 2004. On April 30, 2004, we issued 1,000 shares of our common stock (representing all of our issued and outstanding shares) to Addison-Davis Diagnostics, Inc. (F/K/A QT5, Inc.), a Delaware corporation, in consideration of Addison-Davis Diagnostics, Inc. advancing start-up and operating capital in the aggregate amount of $191,682 to us. We repaid this amount in November 2004 and December 2004. On August 30, 2004, we filed a trademark application for "Xact Aid." On October 15, 2004, we assumed a $68,000 promissory note payable by Addison-Davis Diagnostics, Inc. and secured by the assets of Addison-Davis Diagnostics, Inc. in order to facilitate our anticipated spin-off from Addison-David Diagnostics, Inc., Inc. Our Internet address is xactaid.com.

On November 15, 2004, we acquired the Xact Aid line of first aid products for minor injuries. from Addison-Davis Diagnostics, Inc. in accordance with an Agreement of Sale and Transfer of Assets entered into between us and Addison-Davis Diagnostics, Inc. The assets acquired were, including all goodwill appurtenant thereto, (a) inventory; (b) confidential and proprietary information relating to the Xact Aid products; (c) Seller's domain names including source codes, user name and passwords; (d) all designs and copyrights in connection with the Trademark; and (e) all records and materials relating to suppliers and customer list. In full consideration for all the acquired assets, we agreed to
(i) repay funds advanced by Addison-Davis Diagnostics, Inc. for our operating expenses from inception to September 30, 2004, which were repaid in November 2004 and December 2004 in the aggregate amount of $191,682 ; (ii) assume a promissory note issued to Xact Aid Investments in the amount of approximately $15,700 and (iii) issue to Addison-David Diagnostics, Inc. 2,000,000 shares of our common stock

From our inception to the date of this filing, Addison-David Diagnostics, Inc. was our sole stockholder and as such we were a wholly-owned subsidiary of Addison-David Diagnostics, Inc. and included in the consolidated financial statements filed by Addison-David Diagnostics, Inc. with the Securities and Exchange Commission.

PLANS TO BECOME A PUBLICLY TRADING COMPANY

We plan to be spun-off from Addison-David Diagnostics, Inc., our wholly-owned parent company and file an application (Form 211) with the N.A.S.D. to have our securities traded on the Over-The-Counter-Bulletin Board.

OUR BUSINESS

On November 15, 2004, we acquired the Xact Aid line of first aid products for minor injuries.

Xact Aid currently proposes to sell the following first aid products:

1. Insect Bites 2. Minor Burns 3. Burns 4. Scrapes 5. Cuts 6. Sprains


The above first aid products will provide materials to clean, treat, dress and maintain the specific type of minor injury. We believe an over-the-counter, consumer based market exists for wound-specific first aid kits. Our Xact Aid products are now being presented to a broad range of retail categories including chain pharmacies, convenience stores and include, among others, Ace Hardware, Target, Costco, CVS Pharmacy and Rite Aid Pharmacy. For example, we have received an initial purchase order from Ace Hardware; we have been assigned a vendor number and currently have been added to Target's shelving plan; we are being considered for inclusion in Costco's floor plan; CVS is currently reviewing our products for their shelves; and Rite Aid will advise us as to their plans to carry our products. We have experienced delays in the introduction of our products with these potential customers, however we are confident that our products will be introduced to the stores, although it is not uncommon for delays to occur with major-store decisions regarding the layout or placement of products within a store. Some reasons for delay are (i) the store has ample time within its season to delay the decision; (ii) the store product-placement plan has not yet been finalized; (iii) management is not ready to incur costs required to make a change for a relatively minor product adjustment; and/or (iv) the store intends to coordinate the change with other new product placement.

We also believe there is a strong secondary market opportunity for bundling, which would consist of packaging our products with another company's products, and private label product configuration for corporate promotion and fundraisings, which consists of corporate logos on our products which can be distributed to clients. We are able to package the first aid products in any configuration requested. We are in various stages of market development comprised of initial meetings to approval of our products for sale with over two dozen retailers.

PRODUCT LINES / MARKETING AND SALES

The market for our wound-specific first aid kits is broad. We have segmented this market into the following categories:

Drug stores and Super drug chains Food stores including Super grocery chains Convenience stores and Mechanical servants servicing airports and gas stations Mass marketers of a wide range of products Automotive parts stores Hardware stores and chains Sport and camping facilities Office supply retailers Schools T.V. Infomercial sales Promotional market through corporate America

We anticipate drug stores and drug chains, food stores and food chains, convenience and mass marketing stores and T.V. infomercial sales to be our primary markets. Markets that we have approached but are not initially focused on are automotive parts stores, sport and camping facilities, schools and office supply retailers.

DISTRIBUTION METHODS

The above markets can be approached utilizing several methods. We have contacted and are in various stages in the marketing process with brokers and distributors servicing the above market segments as well as direct contact with certain individual outlets. We have launched the marketing of our wound-specific first aid kits in various configurations. For instance we present single blister packs of a single type of wound, or packages combining various combinations of wounds. We also provide various types of point-of-sale devices such as on-the-counter displays and wall-mounted gravity-feed dispensers. We provide a varied array of presentation and carrying cases.

MANUFACTURING AND PRODUCTS


Our first aid products are manufactured by a third party. The components that are included in our various products such as bandages, ointments, etc. are purchased from various vendors and delivered for inclusion in our first aid kits to our fullfillment (manufacturing) outsource Tacna International, headquartered in San Diego, California with production facilities in Tijuana, Mexico. We have no written agreements with Tacna International, however a summary of our oral agreement with Tacna, which is included as an exhibit in this filing, addresses
(i) we ship to Tacna our product components, packaging material and instruction inserts; (ii) Tacna then forwards such material to their affiliated Mexican company, Mam De La Frontera located in Tijuana, Mexico where the products are assembled; and (iii) Mam De La Frontera then ships the finished products back to Tacna in San Diego for direct shipment to our customers. Assembley charges are billed to us at $7.00 per man-hour and the terms of payment are net 45 days.


THE EFFECT OF GOVERNMENT REGULATION ON OUR BUSINESS

We believe that our current wound-specific first aid kits are not subject to F.D.A. approval and that we are currently in compliance with applicable F.D.A. regulations. We cannot assure you, however, that future regulations will not be enacted which might adversely impact our operations or that our future products will not require F.D.A. approval.

LICENSES AND OTHER INTELLECTUAL PROPERTY

On August 30, 2004 we filed New Application #042 with the United States Patent and Trademark Office for processing the Trademark "XACT AID" in the United States.

Other than the foregoing, we have no licenses, franchises or concessions and we have not entered into labor contracts.

COMPLIANCE WITH ENVIRONMENTAL LAWS

Our manufacturing and distribution is outsourced to third parties. To our knowledge, federal, state or local environmental laws do not effect our operations and we have not spent any funds to comply with any such laws.

EMPLOYEES

We have 1 full-time employee and 4 consultants.

ITEM 2. DESCRIPTION OF PROPERTY

Our office facilities are located at 5655 Lindero Canyon Road, Suite 120, Westlake Village, California 91362. We sub-lease approximately 1,600 square feet of a total 3,200 square foot facility from Addison-Davis Diagnostics, Inc. at market rates on a month to month basis. Our current rent is approximately $3,000 per month. We believe that this space is sufficient for our needs for the foreseeable future.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                            AND RESULTS OF OPERATIONS

GENERAL OVERVIEW

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited and unaudited balance sheets as of June 30, 2004 and December 31, 2004, respectively, and the audited and unaudited statements of operations and cash flow for our period from inception (April 19, 2004) to June 30, 2004 and our six month period ended December 31, 2004, respectively, and the related notes thereto, respectively. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The important facts and factors described in this discussion and elsewhere in this document sometimes have effected, and in the future could effect, our actual results, and could cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf.

As reported in the Independent Auditors' Report on our June 30, 2004 and our unaudited December 31, 2004 financial statements, we have incurred losses from operations and we have not generated any net sales revenue.

Our success is dependent upon numerous factors, including the successful development of effective marketing strategies that we have undertaken, the availability of cash when and as we need it until the revenues we earn sustain our operations, and the agreement of our executive officer to continue providing services to us. In November 2004 we obtained capital to launch our products by issuing 10% callable convertible notes with a face value of $1,000,000. We received an aggregate of $700,000 in gross proceeds from this financing in November 2004 at closing and December 2004, upon filing this registration statement, and anticipate receiving an additional tranche of $300,000 upon the effective date of this filing. We cannot assure you, however, that the proceeds from our callable convertible note financing will generate sufficient cash to satisfy our need for all the additional capital necessary for us to become profitable. If we require more financing, we cannot assure you that it will be available to us on satisfactory terms or at all.

These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

CRITICAL ACCOUNTING POLICIES

In preparing our financial statements, we make estimates, assumptions and judgments that can have a significant effect on our revenues, income or loss from operations, and net income or net loss, as well as on the value of certain assets on our balance sheet. We believe that there are several accounting policies that are critical to an understanding of our historical and future performance as these policies affect the reported amounts of revenues, expenses, and significant estimates and judgments applied by management. While there are a number of accounting policies, methods and estimates affecting our financial statements, the following policies are considered critical. In addition, you should refer to Note 2 to the accompanying audited consolidated financial statements for further discussion of our accounting policies.

STOCK-BASED COMPENSATION. We account for non-employee stock-based compensation under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting For Stock-Based Compensation." SFAS No. 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25, as amended ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of our common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied. We have elected to account for its stock-based compensation to employees under APB 25.

REVENUE RECOGNITION. We will recognize revenue at the time of shipment of our products to customers with an existence of persuasive evidence of an agreement, a fixed price and with collectibility reasonably assured.

RESULTS OF OPERATIONS

FISCAL YEAR ENDED JUNE 30, 2004 (FROM INCEPTION ON APRIL 19, 2004 TO JUNE 30,
2004)

During the period ended June 30, 2004, we had no revenues and incurred a net loss of $64,967 all attributable to our development stage activities.

General and administrative expenses for the period ended June 30, 2004 were $64,697. These included marketing consulting fees of $55,850, legal fees of $2,000 and other operating expenses of approximately $6,847. During the period ended June 30,2004, we recorded interest expense of $22.

We had $308,911 in cash, net fixed assets in the amount of $5,689 and a rent deposit receivable of $225.

Current liabilities in the amount of $379,693 include accounts payable of $396 and an intercompany payable to our parent company for operating advances in the amount of $374,597. Also included are installment financing payables of $4,700. We had negative working capital in the amount of $35,080 at June 30, 2004.

During this period, our operating activities provided net cash of $274,347.

SIX MONTH PERIOD ENDED DECEMBER 31, 2004

During the six month period ended December 31, 2004 we had no revenues. General and administrative expenses for the six month period totaled $353,047 and included $64,281 in marketing and advertising fees and expenses, $42,835 in fees in connection with our 10% Callable Notes financing, $54,307 in financial consulting fees, $47,174 in fees for legal and business affairs consulting, $120,241 for office services and expenses and $24,209 of other general and administrative expenses. In addition, we had $58,973 of debt discount in connection with our 10% Callable Notes and interest expense and amortization of deferred finance costs of $4,971. Depreciation expense was $416 and interest income was $255.

As a result of the above, we incurred a net loss of $417,142 for the six months ended December 31, 2004, all attributable to our development stage activities

As of December 31, 2004 we had $81,190 in cash, $35,870 in inventory, $ 15,160 in escrow receivable, $52,313 in prepaid expenses, of which $46,667 was prepaid interest on our 10% Callable Notes, a loan receivable from a related party of $123,474, $43,269 in deferred financing costs, $225 deposit receivable and net fixed assets of $5,273. Our liabilities at December 31, 2004 included accounts payable of $14,646, accrued expenses of $28,370, loan payable to a related party of $68,000, loans payable of $16,702 installment financing payable of $2,633 and convertible notes payable net of amortized debt discount of $86,242.

Net cash used in operating activities was $898,385.

LIQUIDITY AND CAPITAL RESOURCES

Our capital requirements needed to sell and market our current Xact Aid wound-specific first aid kits and our development of additional products will continue to be significant. Our future cash requirements and the adequacy of available funds will depend on many factors, including the pace at which we are able to launch our current and future products and whether or not we sell those products.

Since inception, our operating activities have used all the cash generated from advances made by our parent company. Although we anticipate revenues from sales of our products, so far we have no revenues and therefore we will have an ongoing need to raise additional money to meet working capital requirements in order to fund the growth and development of our business.

In November 2004 we obtained operating capital by issuing 10% callable convertible notes with a face value of $1,000,000. We received aggregate gross proceeds of $700,000 from this financing in November and December 2004 and anticipate receiving an additional tranche of $300,000 upon the effective date of this filing. We cannot assure you that the proceeds from the 10% callable convertible note financing will provide all the additional capital necessary for us to become profitable. During the next 6 months, if we fail to earn revenues in an amount sufficient to fund our operations we intend to raise capital through an offering of our securities or from additional loans. We cannot guarantee that financing will be available to us, on acceptable terms or at all. If we do not earn revenues sufficient to support our business and we fail to obtain other financing, either through an offering of our securities or by obtaining additional loans, we may be unable to maintain our operations.

In addition to anticipating the receipt of the remaining tranche of our current financing in the gross amount of $300,000, we believe that we have the ability to secure additional financing and will be able to generate revenue to support our operations during the twelve month period following the date of the financial statements.

Our cash requirements of approximately $975,000 for the twelve month period commencing January 1, 2005 will be provided to us from our $81,190 cash balance as of December 31, 2004, the remaining $300,000 gross proceeds anticipated to be received in connection with the 10% Callable Notes financing, revenues anticipated to commence during the early part of the calendar quarter ended June 30, 2005 and additional financing as and if required. We believe we have the ability to secure additional financing in the gross amount of up to $800,000, if necessary, to fund additional operating cash flow requirements, although there is no assurance that such financing will be available, or if so on terms and conditions acceptable to us.

We do not currently have any material commitments for capital expenditures in the short term other than those expenditures incurred in the ordinary course of business.

NEW ACCOUNTING STANDARDS

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others," ("FIN 45"). FIN 45 requires us to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in the issuance of the guarantee. FIN 45 is effective for guarantees issued or modified after December 31, 2002. The disclosure requirements effective for the year ending December 31, 2002 expand the disclosures required by a guarantor about its obligations under a guarantee. The adoption of the disclosure requirements of this statement did not impact our financial position, results of operations or cash flows.

In December 2002, Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," ("SFAS 148") was issued. SFAS 148 amends Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The provisions of SFAS 148 are effective for financial statements for fiscal years ending after December 15, 2002 and interim periods beginning after December 15, 2002. The adoption of the disclosure requirements of this statement did not impact our financial position, results of operations or cash flows.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. We do not expect the adoption of SFAS No. 150 to have a material impact upon our financial position, cash flows or 36

                                ARMANDO C. IBARRA

A Certified Public Accountants A Professional Corporation


*Armando C. Ibarra, C.P.A.                  Members of the California Society of
Armando Ibarra, Jr., C.P.A., JD            Certified Public Accountants
                                           Members of the American Institute of
                                           Certified Public Accountants
                                                  Members of the Better Business
                                                  Bureau since 1997

To the Board of Directors of
Xact Aid, Inc.
(A Development Stage Company)

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying restated balance sheet of Xact Aid, Inc. (A Development Stage Company) as of June 30, 2004 and the related statement of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended and for the period of April 19, 2004 (inception) through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xact Aid, Inc. as of June 30, 2004, and the results of their operations and their cash flows for the year then ended and for the period of April 19, 2004 (inception) through June 30, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


The June 30, 2004 audited financial statements have been restated in accordance with generally accepted accounting principles in the United States. The financial statements were restated to retroactively record a November 15, 2004 transaction where the Company acquired its business and assets from Addison-Davis Diagnostics, Inc. (F/K/A/ QT 5, Inc.), its parent company in anticipation of a spin-off from Addison-Davis Diagnostics, Inc. The only significant change due to the transaction was the Company's issuance of 2,000,000 shares of its common stock to Addison Davis Diagnostics, Inc. for inventory valued at $35,701. Although the restated financial statements had zero effect on the dollar figures in the Statement of Operations, the related per share calculations changed from an Earnings per Share of $(64.97) based upon a weighted average shares outstanding of 1,000, to $(0.03) Earnings per Share based upon a weighted average outstanding shares of 2,000,847.


Armando C. Ibarra, CPA-APC


February 25, 2005  (Restated)
November 12, 2004
Chula Vista, California

                                 XACT AID, INC.
                          (A Development Stage Company)
                                  Balance Sheet

                                      AS OF
                                    JUNE 30,
                                      2004
                                    Restated

                                     ASSETS
                                 CURRENT ASSETS

Cash                                                                  $ 308,911
Inventory                                                                35,702
                                                                      ---------
TOTAL CURRENT ASSETS                                                    344,613

NET PROPERTY & EQUIPMENT                                                  5,689

OTHER ASSETS

Rent Deposit                                                                225
                                                                      ---------
TOTAL OTHER ASSETS                                                          225
                                                                      ---------
      TOTAL ASSETS                                                    $ 350,527
                                                                      =========

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
                               CURRENT LIABILITIES

Accounts payable                                                      $     396
Loan payable - related party                                            374,597
Capitalized leases payable                                                4,700
                                                                      ---------

TOTAL CURRENT LIABILITIES                                               379,693
                                                                      ---------
      TOTAL LIABILITIES                                                 379,693

STOCKHOLDERS' EQUITY (DEFICIT)

     Common stock ($.001 par value, 100,000,000
      shares authorized; 2,001,000 shares issued and
      outstanding as of June 30, 2004)                                    2,001
     Additional paid-in capital                                          33,800
     Deficit accumulated during development stage                       (64,967)
                                                                      ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                    (29,166)
                                                                      ---------
       TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)             $ 350,527
                                                                      =========


                        See Notes to Financial Statements

                                 XACT AID, INC.
                          (A Development Stage Company)
                             Statement of Operations

                                 APRIL 19, 2004
                                   (INCEPTION)
                                     THROUGH
                                    JUNE 30,
                                      2004

                                    Restated


Revenues                                                           $        --
                                                                   -----------
TOTAL REVENUES                                                              --

GENERAL & ADMINISTRATIVE EXPENSES                                       64,697
                                                                   -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                 64,697

OTHER INCOME & (EXPENSES)

Depreciation expense                                                      (248)
Interest expense                                                           (22)
                                                                   -----------
TOTAL OTHER INCOME & (EXPENSES)                                           (270)
                                                                   -----------

NET LOSS                                                           $   (64,967)
                                                                   ===========

BASIC LOSS PER SHARE                                               $     (0.03)
                                                                   ===========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                          2,000,847
                                                                   ===========

                        See Notes to Financial Statements



                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
              FROM APRIL 19, 2004 (INCEPTION) THROUGH JUNE 30, 2004
                                    Restated


=====================================================================================================================
                                                                                               DEFICIT
                                                                                             ACCUMULATED
                                               COMMON          COMMON        ADDITIONAL         DURING        TOTAL
                                               STOCK           STOCK          PAID-IN        DEVELOPMENT
                                                               AMOUNT         CAPITAL           STAGE
=====================================================================================================================
   Stock issued to present the transaction
   dated November 15, 2004 retroactive
   to April 19, 2004 (inception)             2,000,000    $      2,000    $     33,701   $         --    $     35,701

   Stock issued for cash on April 30,
   2004 @ $0.001 per share                       1,000               1              99             --             100

   Net loss, April 19, 2004 (inception)
   through June 30, 2004                                                                      (64,967)        (64,967)
---------------------------------------------------------------------------------------------------------------------
   BALANCE, JUNE 30, 2004                    2,001,000    $      2,001    $     33,800   $    (64,967)   $    (29,166)
=====================================================================================================================

                        See Notes to Financial Statements

                                 XACT AID, INC.
                          (A Development Stage Company)
                             Statement of Cash Flows

                                 APRIL 19, 2004
                                   (INCEPTION)
                                     THROUGH
                                    JUNE 30,
                                      2004
                                    Restated


CASH FLOWS FROM OPERATING ACTIVITIES

    Net income (loss)                                               $ (64,967)
    Depreciation                                                          248
    (Increase) decrease in inventory                                  (35,702)
    (Increase) decrease in rent deposit                                  (225)
    Increase (decrease) in accounts payable                               396
    Increase (decrease) in loan payable                               374,597

                                                                    ---------
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES              274,347

CASH FLOWS FROM INVESTING ACTIVITIES

      Net sale (purchase) of fixed assets                              (5,937)
                                                                    ---------
     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               (5,937)

CASH FLOWS FROM FINANCING ACTIVITIES

     Increase in capitalized leases payable                             4,700
     Proceeds from issuance of commons stock                            2,001
     Proceeds from issuance of additional paid in capital              33,800
                                                                    ---------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES               40,501
                                                                    ---------
    NET INCREASE (DECREASE) IN CASH                                   308,911

    CASH AT BEGINNING OF YEAR                                              --

                                                                    ---------
    CASH AT END OF YEAR                                             $ 308,911
                                                                    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:

Interest paid                                                       $      22
                                                                    =========
Income taxes paid                                                   $      --
                                                                    =========

                        See Notes to Financial Statements



                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            WEIGHTED AVERAGE ANALYSIS
                       FOR THE PERIOD ENDED JUNE 30, 2004
                                    Restated


=======================================================================================================================

                                                         CUMULATIVE
                                          COMMON           COMMON        DAYS         WEIGHTED
                                          SHARES           SHARES         72          AVERAGE

       2004
--------------------
                           19-Apr-04                         2,000,000    11                305,556
                           30-Apr-04            1,000        2,001,000    61              1,695,292
                           30-Jun-04                0        2,001,000                            0

                                     ---------------------------------------------------------------

SHARES ISSUED                                   1,000
                                     =================
CUMULATIVE SHARES                                            2,001,000    72
                                                      ===========================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                      2,000,847
                                                                                 ===================

                    EARNING (LOSS) AVAILABLE TO COMMON STOCKHOLDERS                                          (64,967)
                                                                                                    -----------------

                                     BASIC EARNINGS (LOSS) PER SHARE                                           (0.03)
                                                                                                    =================

=======================================================================================================================

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004
                                    Restated


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Xact Aid, Inc. (the Company) was incorporated under the laws of the State of Nevada on April 19, 2004. Xact Aid Products include wound-specific First Aid Packs for insect bites, minor burns, burns, scrapes, cuts and sprains which provide materials to clean, treat, dress and maintain a specific type of minor injury. The Company believes an over-the-counter, consumer based market exists for wound-specific first aid kits. The Company's products are now being marketed to a broad range of retail categories including chain pharmacies, convenience stores and big-box retailers.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, and development of its business plan and a target customer market.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a June 30, year-end.

In accordance with paragraph D16 of SFAS 141, the June 30, 2004 Statement of Operations reflect and comprise the results of the Company's combined operations as though they had occurred at the beginning of the period. Revisions to the restated financial statements (specifically the Statement of Operations) were not necessary as the Company reported all its results of operations in accordance with paragraph D16 of SFAS 141 in its initial report.

B. USE OF ESTIMATES

In preparing the Company's financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. PROPERTY AND EQUIPMENT

Property, equipment and leasehold improvements are stated at costs less accumulated depreciation or amortization. Maintenance and repairs, as well as renewals for minor amounts are charged to expenses. Renewals and betterments of substantial amount are capitalized, and any replaced or disposed units are written off.

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. CONCENTRATION OF CREDIT RISK

The Company maintains cash balances of over $100,000 with its bank. Accounts are only insured by the Federal Deposit Insurance Corporation up to $100,000.

G. REVENUE RECOGNITION AND DEFERRED REVENUE

The Company's revenue consists of the sale of first aid packs. Revenue is recognized at the time of shipment of the Company's products to customers with an existence of persuasive evidence of an agreement, a fixed price and with collectibility reasonably assured. .

H. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective April 19, 2004 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS:

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). Among other things, SFAS 145 eliminates the requirement that gains and losses from the extinguishments of debt be classified as extraordinary items. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with early adoption permitted. The adoption of SFAS 145 did not have a material effect on the Company's financial statements.

In June 2002, the Financial Accounting Standards Board issued SFAS No. 146. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS 146 did not have an effect on the Company's financial statements.

In October 2002, the Financial Accounting Standards Board issued SFAS No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB interpretation No. 9". SFAS 147 removes acquisitions of financial institutions from the scope of both Statement 72 and interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142 Goodwill and Other Intangible Assets. Thus, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset no longer applies to acquisitions within the scope of this Statement. In addition, this Statement amends FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor and borrower relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement 144 requires for other long-lived assets that are held and used. SFAS 147 is effective October 1, 2002. The adoption of SFAS 147 did not have an effect on the Company's financial statements.

In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" (SFAS
148). SFAS 148 amends SFAS No. 123 "Accounting for Stock-Based compensation" (SFAS 123), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

NOTE 3. PROPERTY & EQUIPMENT

Property is stated at cost. Additions, renovations, and improvements are capitalized. Maintenance and repairs, which do not extend asset lives, are expensed as incurred. Depreciation is provided on a straight-line basis over the estimated useful lives ranging from 27.5 years for commercial rental properties, 5 years for tenant improvements, and 5 - 7 years on furniture and equipment.

                                    JUNE 30,

                                                                        2004
                                                                      -------

Computer                                                              $ 5,937
                                                                      -------
                                                                        5,937
Less Accumulated Depreciation                                            (248)
                                                                      -------
NET PROPERTY AND EQUIPMENT                                            $ 5,689
                                                                      =======

Depreciation expense for the period April 19, 2004 (inception) through June 30, 2004 was $248.

NOTE 4. CAPITALIZED LEASES PAYABLE

The Company currently has two equipment leases through Apple financial Services. These leases are being treated as a purchase (capital leases) per Generally Accepted Accounting Principles. The outstanding balance for these leases as of June 30, 2004 are $3,294 and 1,406, respectively. Leases are schedule to be paid by March of 2006. The following is the Companies future minimum lease obligations for the two outstanding leases with Apple Financial Services:

Year ended June 20, 2005         $2,196      $  803

Period Ended March 31, 2006       1,098         603

Outstanding obligation           $3,294      $1,406

NOTE 5. DEVELOPMENT STAGE COMPANY

The company is a development stage enterprise that presents its financial statements in conformity with the generally accepted accounting principles that apply to the established operating enterprises. As such, the company charges all administrative expenses to operations in the year they occur. The company capitalizes only those costs that it expects to recover through future operations and those costs are subject to a regular review for possible impairment.

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception through June 30, 2004.

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

NOTE 6. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company generated net losses of $69,251 during the period from April 19, 2004 (inception) to June 30, 2004. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $308,911, anticipated financings and revenue will be sufficient to cover the expenses they will incur during the next twelve months.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 7. RELATED PARTY TRANSACTION

The Company's received an advance from its parent company, Addison-David Diagnostics, Inc., Inc, for operating expenses. The Company's financial statements for June 30, 2004 and December 31, 2004 were filed as part of the parent's consolidated financial statements. These financial statements are prepared separate from its parent company in anticipation of a spin-off. As of June 30, 2004 the balance due to Addison-David Diagnostics, Inc., Inc. is $374,596.

NOTE 8. INCOME TAXES

                                 AS OF JUNE 30,

                                                     2004
                                                   --------
Deferred tax assets:
Net operating tax carryforwards                    $ 12,313
Other                                                     0
                                                   --------
Gross deferred tax assets                            12,313
                                                   ========
Valuation allowance                                 (12,313)
                                                   --------

Net deferred tax assets                            $      0
                                                   ========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

NOTE 9. SCHEDULE OF NET OPERATING LOSSES

2004 Net Operating Loss (from inception)           $ (64,967)
                                                   ---------
Net Operating Loss                                 $ (64,967)
                                                   =========

As of June 30, 2004, the Company has a net operating loss carryforward of approximately $64,967. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 10. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On April 30, 2004 the Company issued 1,000 shares of common stock to a related party for cash at $0.001 per share.

On November 15, 2004 the Company issued 2,000,000 shares of common stock to a related party in connection with the acquisition of assets which have been reflected in the accompanying financial statements retroactively to April 30, 2004.

As of June 30, 2004 the Company had 2,001,000 shares of common stock issued and outstanding.

NOTE 11. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2004:

o Common stock, $ 0.001 par value: 100,000,000 shares authorized; 2,001,000 shares issued and outstanding.

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

NOTE 12. SUBSEQUENT EVENTS

Subsequent to the balance sheet the Company was spun-off from its parent company Addison-Davis Diagnostics, Inc. and will file an application (Form 211) with the NASD to have the Company's securities traded on the Over-The-Counter-Bulletin Board. In connection with the spin-off the Company issued 2,000,000 shares of its common stock to Addison-Davis Diagnostics, Inc. The Company has presented this transaction dated November 15, 2004 between Xact Aid, Inc. and Addison-Davis Diagnostics, Inc. retroactive to the date of the Companies inception, April 19, 2004.

On November 15, 2004, the Company acquired the Xact Aid line of first aid products for minor injuries from Addison-Davis Diagnostics, Inc. in accordance with an Agreement of Sale and Transfer of Assets entered into between the Company and Addison-Davis Diagnostics, Inc. The assets acquired were, including all goodwill appurtenant thereto, (a) inventory valued at $35,870; (b) confidential and proprietary information relating to the Xact Aid products; (c) Seller's domain names including source codes, user name and passwords; (d) all designs and copyrights in connection with the Trademarks; and (e) all records and materials relating to suppliers and customer list. In full consideration for all the acquired assets, the Company agreed to (i) repay funds advanced by Addison-David Diagnostics, Inc., Inc. for the Company's operating expenses from inception to September 30, 2004; (ii) assume a promissory note in the amount of approximately $15,700 and (iii) issue to Addison-Davis Diagnostics, Inc. 2,000,000 shares of our common stock. The assets were transferred to the Company reflecting the carrying amounts in the accounts of Addison-Davis Diagnostics, Inc. (F/K/A/ QT 5, Inc.) at the date of transfer.

On November 10, 2004, the Company entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 10% Callable Secured Convertible Notes ("November 2004 Callable Notes"). The Company received the first trench in the gross amount of $400,000 on November 12, 2004 and will receive the balance in two additional trenches in the gross amounts of $300,000 each upon the filing of this registration statement and the date upon which this filing becomes effective, respectively. The November 2004 Callable Notes are due two years from the date of issuance and $66,667 will be retained by the accredited investors for interest payments due for the initial eight months of the term. The November 2004 Callable Notes are convertible at the option of the holders into shares of the Company's common stock. The conversion price is equal to the lesser of (i) $1.00 or (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by forty five percent (45%). In the event the Company breach's one or more of their covenants, representations or warranties, the Company may be obligated to pay liquidated damages as defined in the agreements. The November 2004 Callable Notes are callable by the Borrower by making a cash payment ranging from 130% to 150% of the amounts borrowed plus accrued interest, as defined. The November 2004 Callable Notes are collateralized by substantially all of the Company's assets. The Company is required to register shares of their common stock to cover 200% of the common shares issue able upon conversion of all of the November 2004 Callable Notes. In connection with the November 2004 Callable Notes, the Company will incur issuance costs of $50,000, which will be recorded as deferred financing costs. The Company will amortize the deferred financing cost to interest expense using the straight-line method and record the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2004

NOTE 12. SUBSEQUENT EVENTS (CONTINUED)

In connection with the November 2004 Callable Notes, the Company also issued 3,000,000 warrants, referred to as the "Callable Note Warrants". The Callable Note Warrants were issued at the first closing and are exercisable at an exercise price per share equal to the closing price of the common stock on the date on which the common stock is first traded on the OTCBB discounted by 45.0%. The Callable Note Warrants expire five years from the date of issuance. By exercising the Callable Note Warrants, each holder of the November 2004 Callable Notes is entitled to purchase one share of common stock per warrant. The Company is required to register shares of its common stock to cover 200% of the common shares issue able upon exercise of the Callable Note Warrants.

The Company estimated the fair value of each warrant at the warrant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for warrants; no divident yield, expected volativity of 17.1%, risk-free interest rates of 5% and expected lives of two years. In connection with the issuance of detachable warrants of the November 2004 Callable Notes, the Company will record the appropriate debt discount and will amortize the discount using the effective interest method, adjusted prospectively for any reduction in the warrant value as a result of any exercise price reduction. The Company will accordingly record the corresponding unamortized debt discount as interest expense and related to the detachable warrants as additional paid-in capital when the related note is converted into the Company's common stock. The future results of the Company's operations will be impacted by the issuance of notes and warrants as the Company records the corresponding debt discount as interest expense.

NOTE 13. RESTATEMENT OF FINANCIAL STATEMENTS


The June 30, 2004 audited financial statements have been restated in accordance with generally accepted accounting principles in the United States. The financial statements were restated to retroactively record a November 15, 2004 transaction where the Company acquired its business and assets from Addison-Davis Diagnostics, Inc. (F/K/A/ QT 5, Inc.), its parent company in anticipation of a spin-off from Addison-Davis Diagnostics, Inc. The only significant change due to the transaction was the Company's issuance of 2,000,000 shares of its common stock to Addison Davis Diagnostics, Inc. for inventory valued at $35,701. Although the restated financial statements had zero effect on the dollar figures in the Statement of Operations, the related per share calculations changed from an Earnings per Share of $(64.97) based upon a weighted average shares outstanding of 1,000, to $(0.03) Earnings per Share based upon a weighted average outstanding shares of 2,000,847 .

                                 XACT AID, INC.
                          (A Development Stage Company)
                                 Balance Sheets

=======================================================================================
                                     ASSETS

                                                                    AS OF       AS OF
                                                                 DECEMBER 31,  JUNE 30,
                                                                    2004        2004
                                                                 (Unudited)   (Audited)
                                                                 ---------    ---------
CURRENT ASSETS

Cash                                                             $  81,190    $ 308,911
Inventory                                                           35,870       35,702
Escrow receivable                                                   15,160           --
Loan receivable from a related party                               123,474           --
Prepaid expenses                                                    52,313           --
                                                                 ---------    ---------
TOTAL CURRENT ASSETS                                               308,007      344,613

NET PROPERTY & EQUIPMENT                                             5,273        5,689

Net Deferred Financing Costs                                        43,269           --

OTHER ASSETS

Rent Deposit                                                           225          225
                                                                 ---------    ---------
TOTAL OTHER ASSETS                                                     225          225
                                                                 ---------    ---------
      TOTAL ASSETS                                               $ 356,774    $ 350,527
                                                                 =========    =========

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable                                                 $  14,646    $     396
Accrued expenses                                                    28,370           --
Loan payables from related parties                                  68,000      374,597
Loan payable                                                        16,702           --
Capitalized leases payable                                           2,633        4,700
                                                                 ---------    ---------
TOTAL CURRENT LIABILITIES                                          130,351      379,693
                                                                 ---------    ---------
LONG-TERM LIABILITIES
Convertible notes payable, net of amortization of
    debt discount of $613,758                                       86,242           --
                                                                 ---------    ---------
Total Long-Term Liabilities                                         86,242           --

       TOTAL LIABILITIES                                           216,593      379,693

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock ($.001 par value, 100,000,000
  shares authorized; 2,001,000 shares issued and
  outstanding as of December 31, 2004 and June 30, 2004)             2,001        2,001
Additional paid-in capital                                         620,289       33,800
      Deficit accumulated during development stage                (482,109)     (64,967)
                                                                 ---------    ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                               140,181      (29,166)
                                                                 ---------    ---------
       TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)        $ 356,774    $ 350,527
                                                                 =========    =========


                        See Notes to Financial Statements

                                 XACT AID, INC.
                          (A Development Stage Company)
                            Statements of Operations


                                      Six Months     Three Months   April 19, 2004
                                        Ended           Ended         (inception)
                                      December 31,    December 31,     through
                                         2004            2004        December 31,
                                      (Unaudited)     (Unaudited)        2004
                                      -----------    ------------   -------------
REVENUES

Revenues                             $        --     $        --     $        --
                                     -----------     -----------     -----------
Total Revenues                                --              --              --

General & Administrative Expenses        353,047         313,736         417,744
                                     -----------     -----------     -----------
Total General & Administrative
     Expenses                            353,047         313,736         417,744

Other Income & (Expenses)

Depreciation expense                         416             208             664
Interest expense - net                    63,791          63,457          63,219

Other expenses - net                         482              --             482
                                     -----------     -----------     -----------
TOTAL OTHER INCOME & (EXPENSES)           64,095          63,665          64,365
                                     -----------     -----------     -----------
NET LOSS                             $  (417,142)    $  (377,401)    $  (482,109)
                                     ===========     ===========     ===========
BASIC LOSS PER SHARE                 $     (0.21)    $     (0.19)    $     (0.24)
                                     ===========     ===========     ===========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING            2,001,000       2,001,000       2,001,000
                                     ===========     ===========     ===========


                        See Notes to Financial Statements

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
            FROM APRIL 19, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004

===========================================================================================================================
                                                                                                   DEFICIT
                                                                                                 ACCUMULATED
                                               COMMON             COMMON          ADDITIONAL       DURING         TOTAL
                                                STOCK             STOCK            PAID-IN       DEVELOPMENT
                                                                  AMOUNT           CAPITAL          STAGE
===========================================================================================================================
   Stock issued to present the transaction
   dated November 15, 2004 retroactive
   to April 19, 2004 (inception)             2,000,000       $    2,000       $    33,701     $        --      $    35,702

   Stock issued for cash on April 30,
   2004 @ $0.001 per share                       1,000                1                99              --              100

   Net loss, April 19, 2004 (inception)
   through June 30, 2004                                                                          (64,967)         (64,967)

---------------------------------------------------------------------------------------------------------------------------
   BALANCE, JUNE 30, 2004                    2,001,000            2,001            33,800         (64,967)          29,166
---------------------------------------------------------------------------------------------------------------------------
   Paid-in-capital                                                                613,758                          613,758
   Net loss, December 31, 2004                                                                   (417,142)        (417,142)
---------------------------------------------------------------------------------------------------------------------------
   BALANCE,  DECEMBER 31, 2004               2,001,000       $    2,001       $   647,558     $  (482,109)     $  (167,450)
===========================================================================================================================


                        See Notes to Financial Statements

                          (A DEVELOPMENT STAGE COMPANY)
                            Statements of Cash Flows

=============================================================================================
                                                                              April 19, 2004
                                                 Six Months    Three Months     (inception)
                                                   Ended          Ended          through
                                                 December 31,   December 31,   December 31,
                                                    2004           2004            2004
                                                 ----------    ------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss)                            $ (417,568)      $(377,401)    $ (482,109)
    Depreciation                                        416             208            664
    (Increase) decrease in inventory                   (168)        (35,702)       (35,870)
    (Increase) decrease in escrow receivable        (15,160)        (15,160)       (15,160)
    (Increase) decrease in loan receivable -       (123,474)       (123,474)      (123,474)
           related party
    (Increase) decrease in deferred costs           (43,269)        (43,269)       (43,269)
    (Increase) decrease in prepaid expenses         (52,313)        (47,113)       (52,313)
    (Increase) decrease in rent deposit                  --              --           (225)
    Increase (decrease) in accounts payable          14,250          13,338        (14,646)
    Increase (decrease) in accrued expenses          28,370          28,370        (28,370)
    Increase (decrease) in loans payables -        (289,895)         (4,810)       (84,702)
           related parties
                                                 ----------       ---------     ----------
NET CASH PROVIDED BY(USED IN)OPERATING ACTIVITIES  (893,385)       (605,013)      (624,038)

CASH FLOWS FROM INVESTING ACTIVITIES

      Net sale (purchase) of fixed assets                --              --         (5,937)
                                                 ----------       ---------     ----------
NET CASH PROVIDED BY(USED IN)INVESTING ACTIVITIES        --              --         (5,937)

CASH FLOWS FROM FINANCING ACTIVITIES
 Increase in capitalized leases payable              (2,067)           (495)         2,633
 Change in convertible notes                         58,973          58,973         58,973
 Proceeds from issuance of commons stock                 --              --          2,001
 Change from issuance of additional paid in capital 613,758         613,758        647,558
                                                 ----------       ---------     ----------
                                                    670,664         672,236        711,165
                                                 ----------       ---------     ----------

    NET INCREASE (DECREASE) IN CASH                (227,721)         67,223         81,190

    CASH AT BEGINNING OF PERIOD                     308,911          13,967             --
                                                 ----------       ---------     ----------
    CASH AT END OF PERIOD                        $   81,190       $  81,190     $   81,190
                                                 ==========       =========     ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:

Interest paid                                    $   63,457       $  63,479     $   63,479
                                                 ==========       =========     ==========
Income taxes paid                                $       --       $      --             --
                                                 ==========       =========     ==========


                        See Notes to Financial Statements

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            WEIGHTED AVERAGE ANALYSIS
                     FOR THE PERIOD ENDED DECEMBER 31, 2004

======================================================================================================================
                                                       CUMULATIVE
                                          COMMON           COMMON        DAYS         WEIGHTED
                                          SHARES           SHARES         184          AVERAGE
       2004
--------------------
                           30-Jun-04                       2,001,000     184           2,001,000
                                     ===========================================================
                           30-Dec-04         0             2,001,000                           0
                                     -----------------------------------------------------------

SHARES ISSUED                                0
                                     =================
CUMULATIVE SHARES                                          2,001,000     184
                                                      ===========================
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                   2,001,000
                                                                                 ===================
                    EARNING (LOSS) AVAILABLE TO COMMON STOCKHOLDERS                                         (417,142)
                                                                                                    -----------------
                                     BASIC EARNINGS (LOSS) PER SHARE                                           (0.21)
                                                                                                    =================

======================================================================================================================

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Xact Aid, Inc. (the Company) was incorporated under the laws of the State of Nevada on April 19, 2004. Xact Aid Products include wound-specific First Aid Packs for insect bites, minor burns, burns, scrapes, cuts and sprains which provide materials to clean, treat, dress and maintain a specific type of minor injury. The Company believes an over-the-counter, consumer based market exists for wound-specific first aid kits. The Company's products are now being marketed to a broad range of retail categories including chain pharmacies, convenience stores and big-box retailers.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization, and development of its business plan and a target customer market.


The interim financial statements included herein, presented in accordance with generally accepted accounting principles, have been prepared by the Company , without audit, in accordance with generally accepted accounting principles in the United States. Certain information and footnote disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate in fairly presenting the financial position of the Company.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained herein. It is suggested that these interim financial statements be read in conjunction with the Restated audited financial statements of the Company for the year ended June 30, 2004 and notes thereto. The Company follows the same accounting policies in the preparation of interim reports.


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a June 30, year-end.

B. USE OF ESTIMATES

In preparing the Company's financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. PROPERTY AND EQUIPMENT

Property, equipment and leasehold improvements are stated at costs less accumulated depreciation or amortization. Maintenance and repairs, as well as renewals for minor amounts are charged to expenses. Renewals and betterments of substantial amount are capitalized, and any replaced or disposed units are written off.

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. CONCENTRATION OF CREDIT RISK

The Company maintains cash balances of over $100,000 with its bank. Accounts are only insured by the Federal Deposit Insurance Corporation up to $100,000.

G. REVENUE RECOGNITION AND DEFERRED REVENUE

The Company's revenue consists of the sale of first aid packs. Revenue is recognized at the time of shipment of the Company's products to customers with an existence of persuasive evidence of an agreement, a fixed price and with collectibility reasonably assured.

H. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective April 19, 2004 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS:

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). Among other things, SFAS 145 eliminates the requirement that gains and losses from the extinguishments of debt be classified as extraordinary items. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with early adoption permitted. The adoption of SFAS 145 did not have a material effect on the Company's financial statements.

In June 2002, the Financial Accounting Standards Board issued SFAS No. 146. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS 146 did not have an effect on the Company's financial statements.

In October 2002, the Financial Accounting Standards Board issued SFAS No. 147, "Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB interpretation No. 9". SFAS 147 removes acquisitions of financial institutions from the scope of both Statement 72 and interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142 Goodwill and Other Intangible Assets. Thus, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset no longer applies to acquisitions within the scope of this Statement. In addition, this Statement amends FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor and borrower relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement 144 requires for other long-lived assets that are held and used. SFAS 147 is effective October 1, 2002. The adoption of SFAS 147 did not have an effect on the Company's financial statements.

In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" (SFAS
148). SFAS 148 amends SFAS No. 123 "Accounting for Stock-Based compensation" (SFAS 123), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004

NOTE 3. PROPERTY & EQUIPMENT

Property is stated at cost. Additions, renovations, and improvements are capitalized. Maintenance and repairs, which do not extend asset lives, are expensed as incurred. Depreciation is provided on a straight-line basis over the estimated useful lives ranging from 27.5 years for commercial rental properties, 5 years for tenant improvements, and 5 - 7 years on furniture and equipment.

                                  DECEMBER 31,

                                                        2004
                                                     ----------
Computer                                             $    5,937
                                                     ----------
                                                          5,937
Less Accumulated Depreciation                              (664)
                                                     ----------
NET PROPERTY AND EQUIPMENT                           $    5,273
                                                     ==========

Depreciation expense for the period April 19, 2004 (inception) through December 31, 2004 was $664.

NOTE 4. CAPITALIZED LEASES PAYABLE

The Company currently has two equipment leases through Apple financial Services. These leases are being treated as a purchase (capital leases) per Generally Accepted Accounting Principles. The outstanding balance for these leases as of June 30, 2004 are $3,294 and 1,406, respectively. Leases are schedule to be paid by March of 2006.

Year ended June 20, 2005         $2,196      $  803

Period Ended March 31, 2006       1,098         603

Outstanding obligation           $3,294      $1,406

NOTE 5. DEVELOPMENT STAGE COMPANY

The company is a development stage enterprise that presents its financial statements in conformity with the generally accepted accounting principles that apply to the established operating enterprises. As such, the company charges all administrative expenses to operations in the year they occur. The company capitalizes only those costs that it expects to recover through future operations and those costs are subject to a regular review for possible impairment.

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception through December 31, 2004.

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004

NOTE 6. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company generated net losses of $482,118 during the period from April 19, 2004 (inception) to December 31, 2004. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the Company's current cash of $81,190, the remaining $300,000 gross proceeds anticipated to be received in connection with the 10% Callable Notes financing, anticipated revenues and management's belief that they have the ability to secure additional financing is sufficient to cover the expenses they will incur during the next twelve months.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 7. RELATED PARTY TRANSACTION

The Company received and made advances to and from its parent company, Addison-David Diagnostics, Inc., Inc. The Company's financial statements for June 30, 2004 and December 31, 2004 were filed as part of the parent's consolidated financial statements. These financial statements are prepared separate from its parent company in anticipation of a spin-off. As of December 31, 2004 the net balance due from Addison-David Diagnostics, Inc. is $123,474.

Compensation to Federico G. Cabo, the Company's Chief Executive Officer was $15,000 as reflected in the Statement of Operations for the period of Inception of the Company (April 19, 2004) to December 31, 2004, in accordance with Mr. Cabo's employment agreement. Compensation to Fred DeLuca, the Company's Secretary was $12,500 as reflected in the Statement of Operations for the period of Inception of the Company (April 19, 2004) to December 31, 2004, in accordance with Mr. DeLuca's consulting agreement. The Company has no standard or individual compensation package for any of the Company's directors, and the Company does not recognize, nor reflect in the accompanying financial statements, the fair value of uncompensated, contributed services provided by directors.

NOTE 8. INCOME TAXES

                                                            As of
                                                         December 31
                                                             2004
                                                         -----------
Deferred tax assets:
Net operating tax carryforwards                           $ 165,518
Other                                                             0
                                                          ---------
Gross deferred tax assets                                   165,518
Valuation allowance                                        (165,518)
                                                          ---------
Net deferred tax assets                                   $       0
                                                          =========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004

NOTE 9. SCHEDULE OF NET OPERATING LOSSES

2004 Net Operating Loss from Inception                             $   (482,109)
                                                                   ------------
Net Operating Loss                                                 $   (482,109)
                                                                   ============

As of December 31, 2004, the Company has a net operating loss carryforward of approximately $482,109. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 10. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On November 15, 2004 the Company issued 2,000,000 shares of common stock to Addison-Davis Diagnostics, Inc. (F.K.A. QT 5, Inc.), a related party, as partial consideration for the acquisition of certain Xact Aid assets.

As of December 31, 2004 the Company had 2,001,000 shares of common stock issued and outstanding.

NOTE 11. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2004:

Common stock, $ 0.001 par value: 100,000,000 shares authorized; 2,001,000 shares issued and outstanding.

NOTE 12. SIGNIFICANT EVENTS

Subsequent to the balance sheet the Company was spun-off from its parent company Addison-Davis Diagnostics, Inc. and will file an application (Form 211) with the NASD to have the Company's securities traded on the Over-The-Counter-Bulletin Board.

On November 15, 2004, the Company acquired the Xact Aid line of first aid products for minor injuries from Addison-Davis Diagnostics, Inc. in accordance with an Agreement of Sale and Transfer of Assets entered into between the Company and Addison-Davis Diagnostics, Inc. The assets acquired were, including all goodwill appurtenant thereto, (a) inventory valued at $35,870; (b) confidential and proprietary information relating to the Xact Aid products; (c) Seller's domain names including source codes, user name and passwords; (d) all designs and copyrights in connection with the Trademarks; and (e) all records and materials relating to suppliers and customer list. In full consideration for all the acquired assets the

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004

NOTE 12. SIGNIFICANT EVENTS (CONTINUED)

Company agreed to (i) repay funds advanced by Addison-David Diagnostics, Inc., Inc. for the Company's operating expenses from inception to September 30, 2004, which were repaid in November 2004 and December 2004 in the aggregate amount of $191,682 ; (ii) assume a promissory note in the amount of approximately $15,700 and (iii) issue to Addison-Davis Diagnostics, Inc. 2,000,000 shares of our common stock. The assets were transferred to the Company reflecting the carrying amounts in the accounts of Addison-Davis Diagnostics, Inc. (F/K/A/ QT 5, Inc.) at the date of transfer..

On November 10, 2004, the Company entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 10% Callable Secured Convertible Notes ("November 2004 Callable Notes"). The Company received the first trench in the gross amount of $400,000 on November 12, 2004 and will receive the balance in two additional trenches in the gross amounts of $300,000 each upon the filing of this registration statement and the date upon which this filing becomes effective, respectively. The November 2004 Callable Notes are due two years from the date of issuance and $66,667 will be retained by the accredited investors for interest payments due for the initial eight months of the term. The November 2004 Callable Notes are convertible at the option of the holders into shares of the Company's common stock. The conversion price is equal to the lesser of (i) $1.00 or (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by forty five percent (45%). In the event the Company breach's one or more of their covenants, representations or warranties, the Company may be obligated to pay liquidated damages as defined in the agreements. The November 2004 Callable Notes are callable by the Borrower by making a cash payment ranging from 130% to 150% of the amounts borrowed plus accrued interest, as defined.. The November 2004 Callable Notes are collateralized by substantially all of the Company's assets. The Company is required to register shares of their common stock to cover 200% of the common shares issue able upon conversion of all of the November 2004 Callable Notes. In connection with the November 2004 Callable Notes, the Company will incur issuance costs of $50,000, which will be recorded as deferred financing costs. The Company will amortize the deferred financing cost to interest expense using the straight-line method and record the remaining unamortized portion to additional paid-in capital when the related debenture is converted into the Company's common stock.

                                 XACT AID, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004

NOTE 12. SIGNIFICANT EVENTS (CONTINUED)

In connection with the November 2004 Callable Notes, the Company also issued 3,000,000 warrants, referred to as the "Callable Note Warrants". The Callable Note Warrants were issued at the first closing and are exercisable at an exercise price per share equal to the closing price of the common stock on the date on which the common stock is first traded on the OTCBB discounted by 45.0%. The Callable Note Warrants expire five years from the date of issuance. By exercising the Callable Note Warrants, each holder of the November 2004 Callable Notes is entitled to purchase one share of common stock per warrant. The Company is required to register shares of its common stock to cover 200% of the common shares issue able upon exercise of the Callable Note Warrants.

The Company estimated the fair value of each warrant at the warrant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for warrants; no divident yield, expected volativity of 17.1%, risk-free interest rates of 5% and expected lives of two years. In connection with the issuance of detachable warrants of the November 2004 Callable Notes, the Company recorded the appropriate debt discount in the amount of $613,758 and will amortize the discount using the effective interest method, adjusted prospectively for any reduction in the warrant value as a result of any exercise price reduction. The Company will accordingly record the corresponding unamortized debt discount as interest expense and related to the detachable warrants as additional paid-in capital when the related note is converted into the Company's common stock. The future results of the Company's operations will be impacted by the issuance of notes and warrants as the Company records the corresponding debt discount as interest expense.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a note payable to Fred DeLuca, the Secretary and a director, in the amount of $68,000 which is secured by our assets. The note bears interest at the rate of 6% per annum and principal and all accrued interest is due and payable on December 31, 2004.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

We plan to be spun-off from Addison-David Diagnostics, Inc., our wholly-owned parent company and file an application (Form 211) with the N.A.S.D. to have our securities traded on the Over-The-Counter-Bulletin Board.

DIVIDENDS

We have not paid any cash dividends and we currently intend to retain any future earnings, to the extent we have such earnings, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any credit facilities or other contractual arrangements and such other factors deemed relevant by our Board of Directors.

                             EXECUTIVE COMPENSATION
                     REMUNERATION OF DIRECTORS AND OFFICERS

The following tables and discussion set forth information with respect to all compensation, including incentive stock option plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer for all services rendered in all capacities to us for the period from April 19, 2004 (Date of Inception) to December 31, 2004. Although he is not an executive officer, disclosure has been made for Fred DeLuca, Secretary during the period from April 19, 2004 (Date of Inception) to December 31, 2004.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                                                         ----------------------
                                    ANNUAL COMPENSATION                    AWARDS                                PAYOUTS
                              ------------------------------------------------------------------------------------------------------
                                                       OTHER
                                                      ANNUAL
                              Inception   SALARY       BONUS           RESTRICTED        SECURITIES                    ALL OTHER
NAME AND PRINCIPAL     to                            COMPENSATION     STOCK AWARDS       UNDERLYING      LTIP PAYOUT  COMPENSATION
POSITION              12/31/04   ($)       ($)          ($)            ($)              OPTIONS/SARS         ($)          ($)
------------------------------------------------------------------------------------------------------------------------------------
Federico G. Cabo                15,000        None         None             None              None            None         None
CEO, CFO

Fred DeLuca Secretary            None         None         12,500           None              None            None         None

STOCK OPTIONS

The following tables set forth certain information concerning the granting and exercise of stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

                           OPTION/SAR GRANTS FOR LAST
                        FISCAL YEAR-INDIVIDUAL GRANTS(1)

                    Number of         % of Total
                    Securities       Options/SARs
                    Underlying          Granted
                   Options/SARs     to Employees in     Exercise      Expiration
Name                Granted (#)       Fiscal Year      Price ($/sh)     Date
--------------------------------------------------------------------------------
Federico G. Cabo       None             None              None          None

Fred DeLuca            None           150,000            $0.25         10/15/09


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                                    Value of
                                                                             Number of             Unexercised
                                                                            Unexercised           In-the-Money
                                                                           Options/SARs           Options/SARs
                                                                           at FY-End (#)          at FY-End ($)
                             Shares Acquired       Value Realized         Unexercisable/         Unexercisable/
Name                         on Exercise (#)             ($)                Exercisable            Exercisable
--------------------------------------------------------------------------------------------------------------------
Federico G. Cabo                  None                  None                   None                   None

Fred DeLuca                       None                  None                   None                   None


DIRECTOR COMPENSATION

There is no standard or individual compensation package for any of the directors, and we do not recognize the fair value of uncompensated, contributed services provided by directors.

EMPLOYMENT CONTRACTS

In September 2004 we entered into an employment agreement with Federico G. Cabo. The agreement is for a three year term, through September 13, 2007, and provides for a base salary of $60,000 per year, with annual increases, if any, as determined by the Board of Directors (the "Board"). The agreement also provides for a cash bonus of one percent (1%) conditioned upon us attaining sales, as defined by Generally Accepted Accounting Principles, in the amount of $2,500,000 and for each $2,500,000 thereafter up to an aggregate of $250,000 in bonus and $25,000,000 in sales and issuance of incentive stock options, if any, as determined by the Board.

In October 2004 we entered into a consulting agreement with Fred DeLuca. The agreement is for a three year term through October 15, 2007 and provides for a cash fee of $5,000 per month. In accordance with and upon the effective date of the agreement, we issued Mr. DeLuca a warrant to purchase 150,000 shares of our common stock at any time for a period of five years commencing with the date of issuance at an exercise price of $0.25 per share.

                                     EXPERTS

Armando C. Ibarra, C.P.A., A Professional Corporation audited our financial statements at June 30, 2004, as set forth in their report which includes an emphasis paragraph relating to our ability to continue as a going concern. We have included our financial statements in the prospectus and elsewhere in the registration statements in reliance on the report of Armando C. Ibarra, C.P.A., A Professional Corporation given on their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP has given us an opinion relating to the due issuance of the common stock being registered.

                 WHERE YOU CAN FIND FURTHER INFORMATION ABOUT US

This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

You may read and copy all or any portion of the registration statement or any other information, which we filed at the SEC's public reference rooms in Washington, D.C. The address for the SEC's public reference room in Washington, D.C. is Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. You can request copies of these documents, upon payment of a duplicating filing fee, by writing to the SEC. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to you free or charge at the SEC's web site at http://www.sec.gov.

                                 XACT AID, INC.

                                   PROSPECTUS

                        12,037,362 SHARES OF COMMON STOCK


                                 April __, 2005


No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of Xact Aid, Inc. since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be borne by the registrant, are as follows:

SEC Filing Fee                                $ 1,500.00
Registrar and Transfer Agent Fee*             $   350.00
Legal Fees                                    $35,000.00
Accounting Fees*                              $ 8,000.00
Miscellaneous*                                $   100.00
--------------------------------------------------------
Total*                                        $44,950.00

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On April 20, 2004, we issued 1,000 common shares of our stock to Addison-Davis Diagnostics, Inc.

On November 15, 2004, we issued 2,000,000 common shares of our stock to Addison-David Diagnostics, Inc., Inc.

On November 10, 2004, we entered into a Securities Purchase Agreement with several accredited institutional investors for the issuance of an aggregate of $1,000,000 principal amount 10% Callable Secured Convertible Notes. We received the first tranche in the gross amount of $400,000 on November 12, 2004, the second tranche in the gross amount of $300,000 on December 10, 2004 and will receive the balance in the gross amount of $300,000 upon the date which this filing becomes effective. The November 2004 Callable Notes are due two years from the date of issuance and $66,667 will be retained by the accredited investors for interest payments due for the initial eight months of the term.. The November 2004 Callable Notes are convertible at the option of the holders into shares of our common stock. The conversion price is equal to the lesser of
(i) $1.00 or (ii) the average of the lowest three (3) intra-day trading prices during the twenty (20) trading days immediately prior to the conversion date discounted by forty five percent (45%). In addition, we issued 3,000,000 warrants.

ITEM 27. EXHIBITS.


a. The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

3.1   Certificate of Incorporation, dated as of April 19, 2004.*

3.2   By-Laws of Xact Aid Inc.*

5.1 Opinion on legality from Sichenzia Ross Friedman Ference LLC, filed herewith.

10.1 Employment Agreement dated September 13, 2004 between the registrant and Federico G. Cabo.*

10.2 Securities Purchase Agreement dated November 10, 2004 between the registrant and various holders of the registrant's 10% callable convertible notes.*

10.3 Registration Rights Agreement dated November 10, 2004 between the registrant and various holders of the registrant's c10% callable convertible notes.*

10.4 Warrant dated November 10, 2004 between the registrant and various holders of the registrant's 10% callable convertible notes.*

10.5 10% Callable Convertible Note entered into by the registrant and various holders on November 10, 2004.*

10.6 Security Agreement executed by the registrant in favor of the holders of the 10% Callable Convertible Notes.*

10.7  Agreement and Sale of Assets between Xact Aid, Inc. and QT5, Inc.*

10.8  Consulting Agreement with Fred DeLuca.*

10.9  Consulting Agreement with Dan Savino.

10.10 Consulting Agreement with Ben Kirk.

10.11 Written Summary of Oral Agreement with Tacna International.

23.1  Consent of Armando C. Ibarra, C.P.A..

23.2  Consent of Counsel (see Exhibit 5.1)


* Previously filed.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the 1933 Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Los Angeles, State of California on the 13 th day of April 2005.

                                Xact Aid, Inc. a Nevada corporation


                                By: /s/ Federico G. Cabo
                                    -------------------------------------------
                                    Federico G. Cabo, Chief Executive Officer


                                    /s/ Federico G. Cabo
                                    -------------------------------------------
                                    Federico G. Cabo, Chief Financial Officer



Pursuant to the requirements of the 1933 Securities Act, this Form SB-2 Registration Statement has been signed by the following persons in the capacities with Xact Aid, Inc. and on the dates indicated.



Date: April 13, 2005            By:   /s/  Federico G. Cabo
                                    -------------------------------------------
                                    Federico G. Cabo, CEO, CFO and Director
                                    (principal accounting officer)

Date:  April 13, 2005           By:   /s/  Fred Deluca
                                    -------------------------------------------
                                    Fred DeLuca, Director